Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 33-63561

PROSPECTUS SUPPLEMENT
(to Prospectus Supplement dated February 20, 1996
to Prospectus dated December 18, 1995)

Vantage Point Portfolio
Call Warrants


        This brochure must be attached to the Prospectus Supplement and Prospectus that provides a description of, and the risks associated with an investment in, the Warrants, including the information under "Risk Factors" commencing on page S-9 of the Prospectus Supplement.

The Vantage Point Portfolio Call Warrants expiring August 20, 1997 (The "Expiration Date"), are obligations of The Bear Stearns Companies Inc. The Warrants are designed to permit investors to participate in the appreciation, if any, of the Vantage Point Portfolio, a diversified static portfolio of the common stocks (or American Depositary Receipts) of 43 corporations listed on the American Stock Exchange or the New York Stock Exchange or traded on the NASDAQ Stock Market.

THE WARRANTS OFFER INVESTORS
----------------------------

- LEVERAGED PARTICIPATION: Since warrants are inherently leveraged instruments, the purchase of a Warrant allows investors to benefit from the performance of a larger notional investment in the Vantage Point Portfolio with a smaller initial investment in the Warrants.

- FIXED MATURITY: The Warrants expire on August 20, 1997. Subject to the limitations described in the Prospectus Supplement, a holder of Warrants may exercise those Warrants on any Business Day (as defined in the Prospectus Supplement) from the date of issuance until 3:00 p.m., New York City time, on the third Business Day immediately preceding the Expiration Date of the Warrants.

- AMERICAN STOCK EXCHANGE LISTING: The Warrants have been approved for listing on the American Stock Exchange ("AMEX"), subject to notice of issuance. The AMEX symbol for the Warrants will be BVP.WS.

- SPECIAL CONSIDERATIONS: Consult the attached Prospectus Supplement for a detailed description of the risks associated with an investment in the Vantage Point Portfolio Call Warrants, including the possibility that the Warrants will expire worthless if the Vantage Point Portfolio is at or below its level on the date of initial sale of the Warrants.

HOW THE WARRANTS WORK
---------------------

                                 Purchase Price:

                      Warrants are purchased for $5.25 each

                             Payment Upon Exercise:

     (Warrants may be exercised until the third Business Day immediately preceding the Expiration Date, subject to certain limitations as described in the Prospectus Supplement)

                 Warrantholders receive the Cash Settlement Value,
                        an amount equal to the greater of

                     (i) $0    and       (ii) P1-P0
                                              -----  x  $35
                                                P0

                                     where:
     P1 is the Spot Portfolio Value of the Vantage Point Portfolio on the
                           applicable Valuation Date;
      P0 is 100, i.e., the Original Portfolio Value of the Vantage Point Portfolio on the date that the Warrants are priced for initial offering to the public (as each such term is defined in the Prospectus Supplement)

              Component Securities of the Vantage Point Portfolio

Stock               Ticker              Stock               Ticker
-----               ------              -----               ------

ALUM CO OF AMER     AA                  MAXXIM MED          MAM
BIOMET INC          BMET                MCI COMMS CP        MCIC
BOEING CO           BA                  MFS COMMS           MFST
CARDINAL HLTH       CAH                 MIRAGE RESORTS      MIR
CITICORP            CCI                 MOBILE TELEC        MTEL
COMPAQ COMPUTER     CPQ                 MONSANTO CO         MTC
CUC INTL            CU                  NEWS CP LTD (ADR)   NWS
DONNKENNY           DNKY                NINE WEST GP        NIN
ELECTRONIC ART      ERTS                NORDSTROM           NOBE
ENSERCH EXPL        EEX                 OFFICEMAX INC       OMX
FED HOME LOAN       FRE                 ORACLE CORP         ORCL
FIRST USA INC       FUS                 PARKER-HANNIFIN     PH
GREEN TREE FIN      GNT                 PATRIOT AMER        PAH
HERSHEY FOODS CP    HSY                 PHARMACIA UPJOHN    PNU
H F AHMANSON        AHM                 SEAGATE TECH        SEG
INTEL CORP          INTC                SEITEL INC          SEI
KERR MCGEE CORP     KMG                 USF & G  CORP       FG
KIMBERLY-CLARK      KMB                 VIACOM CL B         VIAb
LIGAND PHARM B      LGND                WELLS FARGO & CO    WFC
LUXOTTICA GR (ADR)  LUX                 WENDYS INTL         WEN
MANVILLE CORP       MVL                 WMX TECH            WMX
MATTEL INC          MAT

The inclusion of a component security in the Vantage Point Portfolio should not be considered a recommendation to buy or sell such security, and neither The Bear Stearns Companies Inc. nor any of its affiliates make any representation to any purchaser of the Warrants as to the performance of the Portfolio or any component security. Beneficial owners of the Warrants will not have any right to receive any component security or any dividends on the component securities. Each component security will represent initially 2.3256% (or 1/43) of the Original Portfolio Value of 100.

WHO SHOULD CONSIDER THE WARRANTS
--------------------------------

Since the Warrants are tied to the results of an underlying equity portfolio, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of stocks in the portfolio with risk limited to the cost of the Warrant. The AMEX requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the AMEX requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants.

In particular, the Warrants may be an attractive alternative for investors who:

- Want to participate in the appreciation potential offered by the stocks in the portfolio, but are concerned about limiting their investment risk to the cost of the Warrants.

- Seek to add a leveraged equity-linked investment to balance out a portfolio otherwise dominated by fixed income investments.

- Desire to benefit from the potential appreciation and diversification offered by a portfolio of more than 40 stocks with a significantly smaller initial investment than would otherwise be required.

-    Are willing to forego dividend payments on the stocks in the portfolio.

This offering of Warrants is made by the attached Prospectus Supplement and Prospectus only, which provide a description of the issuer and the Warrants, including details on the risks associated with an investment in the Warrants.

                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 33-63561
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 18, 1995)
                               1,100,000 WARRANTS
                        THE BEAR STEARNS COMPANIES INC.
                     VANTAGE POINT PORTFOLIO CALL WARRANTS
                            EXPIRING AUGUST 20, 1997

   Each Vantage Point Portfolio Call Warrant (the "Warrant") will entitle the holder thereof, upon exercise (including automatic exercise), to receive from The Bear Stearns Companies Inc. (the "Company") an amount (the "Cash Settlement Value") calculated by reference to increases in the Vantage Point Portfolio, which consists of a diversified basket of the common stocks (or American Depositary Receipts) of 43 corporations operating in several industry groups (the "Portfolio", as more fully defined herein on page S-4). The Cash Settlement Value will equal the product (rounded down to the nearest cent) of (A) the quotient obtained by dividing (i) the amount, if any, by which the Spot Portfolio Value (as defined herein on page S-16) for the applicable Valuation Date (as defined herein on page S-25) exceeds the Original Portfolio Value (as defined herein on page S-5) by (ii) the Original Portfolio Value and (B) $35. If the Original Portfolio Value is equal to or exceeds the Spot Portfolio Value on such Valuation Date, the Cash Settlement Value will be zero, in which case the holder will be permitted, subject to certain exceptions, to re-exercise the Warrant prior to the Expiration Date or the Delisting Date (each as defined herein on pages S-23 and S-36, respectively). The Original Portfolio Value, which shall remain constant throughout the term of the Warrants, has been set at
100. On the date of this Prospectus Supplement, the Cash Settlement Value of the Warrants is zero.

   The Warrants have been approved for listing on the American Stock Exchange (the "AMEX"), subject to notice of issuance. The AMEX symbol for the Warrants will be BVP.WS.

   THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS IF THE SPOT PORTFOLIO VALUE IS EQUAL TO OR LESS THAN THE ORIGINAL PORTFOLIO VALUE. PURCHASERS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS AND ARE ADVISED TO CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" COMMENCING ON PAGE S-9 HEREIN, AS WELL AS THE OTHER INFORMATION CONTAINED HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

                                                        (continued on next page)
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
        OR THE PROSPECTUS. ANY REPRE-SENTATION TO THE CONTRARY IS A
                                     CRIMINAL OFFENSE.

[CAPTION]
                                               PRICE            UNDERWRITING       PROCEEDS TO COMPANY
                                           TO PUBLIC(1)        DISCOUNTS(1)(2)            (2)(3)
Per Warrant.........................           $5.25                $.36                  $4.89
Total(4)............................        $5,775,000            $396,000              $5,379,000

(1) For investors purchasing 50,000 or more Warrants in any single transaction, the Price to Public will be $5.125 per Warrant, and Underwriting Discounts will be $.235 per Warrant, subject to a minimum 30-day holding period requirement as described herein under "Underwriting". Resales of Warrants by those investors upon expiration of the holding period may adversely affect the market price of the Warrants. See "Underwriting".
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deducting expenses payable by the Company estimated at $200,000.
(4) The Company has granted the Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an additional 165,000 Warrants on the same terms, solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public and Underwriting Discounts (subject to reduction as described above) and Proceeds to Company will be $6,641,250, $455,400 and $6,185,850, respectively. See "Underwriting"
    herein.

                            ------------------------

   The Warrants are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Warrants will be made in New York City on or about February 23, 1996.

                            ------------------------

                            BEAR, STEARNS & CO. INC.

          The date of this Prospectus Supplement is February 20, 1996.

(continued from cover page)

    The valuation of and payment for any exercised Warrant (including in the case of automatic exercise) may be postponed as a result of an Extraordinary Event or an Exercise Limitation Event (each as defined herein on pages S-29 and S-31, respectively) or as a result of the exercise of a number of Warrants exceeding the maximum permissible amount as described herein, in which case the Warrantholder (as defined herein on page S-9) will receive a Cash Settlement Value or, under certain circumstances, the Alternative Settlement Amount (as defined herein on page S-30) for such Warrant, in either case determined as of a later date. In addition, following the occurrence of an Extension Event (as defined herein on page S-7), exercises of Warrants will be suspended and, under certain circumstances, any Warrants will be deemed to be worthless. See "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. As a result, investors may suffer a total loss of their investment in the Warrants even though the Cash Settlement Value of the Warrants if calculated using the fair value of the Portfolio Securities (as defined herein on page S-3) at the time the Warrants are deemed to be worthless, would be greater than zero.

    The Warrants will be exercisable on any Business Day (as defined herein on page S-2) from the date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding August 20, 1997, the Expiration Date for the Warrants, and (ii) the Business Day immediately preceding the Delisting Date. Any Warrant not exercised at or before 3:00 P.M., New York City time, on such Business Day will be automatically exercised on the Expiration Date, subject to an automatic extension of the term of the Warrants as described herein, or on the Delisting Date, as the case may be. All exercises of Warrants (other than exercises on the Expiration Date or the Delisting Date or following the occurrence of an Extension Event, all of which would be automatic exercises) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date (as defined herein on page S-23) and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. See "Description of the Warrants--Exercise of Warrants-- Maximum Exercise Amount" herein. As used herein, "Business Day" means any day other than a Saturday or Sunday or day on which either the AMEX is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed.

    A Warrantholder may exercise no fewer than 500 Warrants at any one time, except in the case of automatic exercise. See "Description of the Warrants--Exercise of Warrants--Minimum Exercise Amount" herein. A Warrantholder tendering Warrants for exercise (and, therefore, not in the case of an automatic exercise) will have the option of specifying that, unless an Alternative Settlement Amount is payable in respect of such Warrants, such Warrants are not to be exercised if the Spot Portfolio Value as of the applicable Valuation Date is three or more points lower than the closing level of the Spot Portfolio Value on the relevant Exercise Date. Warrants that are not exercised will be treated as not having been tendered for exercise and will be returned to the Warrantholder. See "Description of the Warrants-- Limit Option" herein.

    The AMEX requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the AMEX requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants.

    The Warrants are unsecured contractual obligations of the Company and rank pari passu with all other unsecured and unsubordinated contractual obligations and indebtedness of the Company. Since the Company is a holding company, the Warrants will be effectively subordinated to the claims of creditors of the Company's subsidiaries with respect to the assets of those subsidiaries. At December 31, 1995, the Company had outstanding approximately $13.3 billion of indebtedness, none of which was secured, and the subsidiaries of the Company had outstanding approximately $731 million of indebtedness (excluding $36.5 billion relating to securities sold under repurchase agreements).

                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE WARRANTS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    SUMMARY

    The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus Supplement and in the related Prospectus and in the documents incorporated by reference herein and therein. Appendix A hereto (the "Index of Terms") contains a listing of defined terms and pages on which they are defined in this Prospectus Supplement.

                                  THE OFFERING

SECURITIES OFFERED..................  1,100,000 Vantage Point Portfolio Call Warrants
                                        expiring August 20, 1997.
PRICE PER WARRANT...................  The initial public offering price for the Warrants will be $5.25 per Warrant, except that the price will
                                        be $5.125 per Warrant for investors purchasing
                                        50,000 or more Warrants, in a single transaction,
                                        subject to a 30-day minimum holding period
                                        requirement. See "Underwriting".

CASH SETTLEMENT VALUE...............  Upon exercise (including automatic exercise), each
                                        Warrant will entitle the holder thereof to receive
                                        from the Company an amount (the "Cash Settlement
                                        Value") computed by reference to increases in the
                                        basket of Portfolio Securities comprising the
                                        Portfolio. The Cash Settlement Value will equal the
                                        product (rounded down to the nearest cent) of (A)
                                        the quotient obtained by dividing (i) the amount,
                                        if any, by which the Spot Portfolio Value for the
                                        applicable Valuation Date exceeds the Original
                                        Portfolio Value, by (ii) the Original Portfolio
                                        Value and (B) $35. The Original Portfolio Value has
                                        been set at 100. If, however, the Original
                                        Portfolio Value is equal to or exceeds the Spot
                                        Portfolio Value for the applicable Valuation Date
                                        (i.e., if the Spot Portfolio Value is equal to or
                                        less than 100), the Cash Settlement Value will be
                                        zero, in which case (except in the case of
                                        automatic exercise), the Warrantholder will be
                                        permitted, subject to certain exceptions, to
                                        re-exercise the Warrant at a later date. The Spot
                                        Portfolio Value for any date will be determined by
                                        the Determination Agent (as defined herein) and
                                        will equal the sum of the products of the Market
                                        Price (as defined herein) of each security in the
                                        Portfolio (each, a "Portfolio Security", and,
                                        collectively, the "Portfolio Securities") on that
                                        day and the then applicable Multiplier (as defined
                                        herein) for that specific Portfolio Security. The
                                        applicable multiplier (the "Multiplier") for each
                                        Portfolio Security is specified under the caption
                                        "Description of Warrant--Portfolio Securities"
                                        herein and indicates the number of shares (or the
                                        fraction of one share) of that Portfolio Security
                                        included in the calculation of the Spot Portfolio
                                        Value. Each Multiplier will remain constant for the
                                        term of the Warrants unless adjusted for certain
                                        corporate events, including a stock split, reverse

                                        stock split or stock dividend or distribution. In
                                        the event of a merger or consolidation of an issuer
                                        of a Portfolio Security in which that issuer is not
                                        the surviving entity, the value of that Portfolio
                                        Security will be based on the value of the
                                        consideration received in exchange for that
                                        Portfolio Security, as adjusted for the accrual of
                                        interest. See "Description of Warrants--Adjustments
                                        to the Multiplier and Portfolio" and "Description
                                        of Warrants-- Cash Settlement Value" herein.
THE PORTFOLIO.......................  The Portfolio consists of a diverse basket of the common stocks (or American Depositary Receipts) of 43
                                        corporations operating in several industry groups,
                                        including computers, aerospace, retail, banking,
                                        cellular telecommunications, pharmaceuticals,
                                        medical supplies, petroleum products, hotel/motel,
                                        toys and retail stationary. Two of the Portfolio
                                        Securities are in the form of American Depositary
                                        Receipts ("ADRs") which are receipts issued by a
                                        depositary institution representing stocks, or
                                        multiples or fractions thereof, held by such
                                        depositary institution. The terms and conditions of
                                        each ADR included as a Portfolio Security may be
                                        different and may affect the liquidity and market
                                        value of such ADR, as compared to the liquidity and
                                        market value of the underlying stock. See
                                        "Description of Warrants--Portfolio Securities"
                                        herein. The Company believes that the Portfolio
                                        Securities in the Portfolio represent potentially
                                        attractive investments in these industry groups.
                                        Ownership of the Warrants will not entitle
                                        Warrantholders to receive any of the Portfolio
                                        Securities. Each of the Portfolio Securities have
                                        significantly different levels of market value
                                        (i.e., the number of shares of a particular
                                        security outstanding multiplied by the current
                                        market price of that security). The original
                                        Multipliers will be determined so that each
                                        Portfolio Security represents an equal percentage
                                        of the Original Portfolio Value on the date the
                                        Warrants are priced for initial sale to the public,
                                        which is the date of this Prospectus Supplement.
                                        See "Description of Warrants--Portfolio Securities"
                                        herein. The inclusion of any particular Portfolio
                                        Security in the Portfolio is not a recommendation
                                        to buy or sell that Portfolio Security, and neither
                                        the Company nor any of its affiliates makes any
                                        representation as to the future performance of the
                                        Portfolio or any of the Portfolio Securities.
CALCULATION AND DISSEMINATION OF THE
SPOT PORTFOLIO VALUE................  As long as the Warrants are listed on the AMEX, the
                                        AMEX intends to calculate and disseminate the value
                                        of the Portfolio based on the most recently
                                        reported prices of the Portfolio Securities at
                                        approximately 15-second intervals during AMEX
                                        business hours and the Spot Portfolio Value at the
                                        end of such day to vendors via the facilities of

                                        the AMEX Tape under the symbol "XVP." See
                                        "Description of Warrants--Portfolio Securities"
                                        herein.
ORIGINAL PORTFOLIO VALUE............  Based on the individual prices of the Portfolio
                                        Securities on the date that the Warrants are priced
                                        for initial offering to the public, which is the
                                        date of this Prospectus Supplement, the Multiplier
                                        for each Portfolio Security initially will be set
                                        so that the Spot Portfolio Value on that date will
                                        equal 100 (the "Original Portfolio Value").
EXERCISE OF WARRANTS................  The Warrants will be exercisable on any Business Day from the date of issuance (subject to postponement as
                                        described herein under "Description of the
                                        Warrants-- Extension Events, Extraordinary Events
                                        and Exercise Limitation Events" or as a result of
                                        the exercise of a number of Warrants exceeding the
                                        maximum permissible amount) until 3:00 P.M., New
                                        York City time, on the earlier of (i) the third
                                        Business Day immediately preceding the Expiration
                                        Date and (ii) the Business Day immediately
                                        preceding the Delisting Date. The Warrants will
                                        expire on the Expiration Date, subject to an
                                        automatic extension of the term of the Warrants as
                                        described herein under "Description of the
                                        Warrants--Extension Events, Extraordinary Events
                                        and Exercise Limitation Events" herein. Unless the
                                        term of the Warrants is extended, all Warrants not
                                        previously exercised will be automatically
                                        exercised on the earlier of the Expiration Date or
                                        the Delisting Date, as the case may be. See
                                        "Description of the Warrants--Exercise of Warrants"
                                        herein.
EXERCISE AMOUNT.....................  A Warrantholder may exercise no fewer than 500
                                        Warrants at any one time, except in the case of
                                        automatic exercise. See "Description of the
                                        Warrants--Exercise of Warrants--Minimum Exercise
                                        Amount" herein. All exercises of Warrants (other
                                        than on the Expiration Date or the Delisting Date
                                        or upon the cancellation of Warrants or following
                                        the occurrence of an Extension Event) are subject,
                                        at the Company's option, to the limitation that not
                                        more than 750,000 Warrants in total may be
                                        exercised on any Exercise Date and not more than
                                        250,000 Warrants may be exercised by or on behalf
                                        of any person or entity, either individually or in
                                        concert with any other person or entity, on any
                                        Exercise Date. See "Description of the
                                        Warrants--Exercise of Warrants--Maximum Exercise
                                        Amount" herein.
LIMIT OPTION........................  Except for Warrants subject to automatic exercise and except with respect to payments of any Alternative
                                        Settlement Amount and except following an Extension
                                        Event, each Warrantholder, in connection with any
                                        exercise of Warrants (including a postponed
                                        exercise following an Extraordinary Event or an
                                        Exercise Limitation Event), will have the option
                                        (the Limit Option, as more fully described herein)
                                        to specify that such Warrants are

                                        not to be exercised if the Spot Portfolio Value
                                        that would otherwise be used to determine the Cash
                                        Settlement Value of such Warrants is three or more
                                        points lower than the closing level of the Spot
                                        Portfolio Value on the relevant Exercise Date (the
                                        "Limit Option Reference Index"). Warrants that are
                                        not exercised will be treated as not having been
                                        tendered for exercise and will be returned to the
                                        Warrantholder. See "Description of the
                                        Warrants--Limit Option."
EXTENSION EVENTS, EXTRAORDINARY
  EVENTS AND EXERCISE LIMITATION
EVENTS..............................  See "Description of the Warrants--Extension Events,
                                        Extraordinary Events and Exercise Limitation
                                        Events" herein for a description of such events and
                                        the consequences of the declaration of such an
                                        event by the Company.
RISK FACTORS........................  The Warrants are speculative and involve a high degree of risk, including (but not limited to) risks
                                        arising from fluctuations in the prices of the
                                        stocks comprising the Portfolio. The Warrants are
                                        subject to certain risk factors that are distinct
                                        from those associated with a direct investment in
                                        any of the Portfolio Securities that comprise the
                                        Portfolio. First, the amounts payable upon the
                                        exercise of the Warrants will not reflect the
                                        payment of any dividends on the Portfolio
                                        Securities. Second, there can be no assurance as to
                                        how the Warrants will trade in the secondary market
                                        or whether the market for the Warrants will be
                                        liquid. The prices at which the Warrants trade in
                                        the secondary market are expected to depend on a
                                        combination of factors, including the relationship
                                        between the Spot Portfolio Value at the time to the
                                        Original Portfolio Value, the time remaining to the
                                        Expiration Date, prevailing interest rates, the
                                        dividend rates of the various Portfolio Securities
                                        and the volatility of the Spot Portfolio Value. In
                                        addition, the Company or one of its affiliates may
                                        from time to time purchase Warrants resulting in a
                                        decrease in the liquidity of the Warrants. In
                                        addition, if a Market Price is no longer available
                                        for a particular Portfolio Security for whatever
                                        reason, including the liquidation or dissolution of
                                        the issuer of that Portfolio Security or the
                                        subjection of the issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or similar law,
                                        then, for so long as a Market Price is unavailable
                                        for that Portfolio Security, the value of that
                                        particular Portfolio Security will be deemed to be
                                        zero for the purposes of calculating the Spot
                                        Portfolio Value. See "Risk Factors" herein.
                                        Investors should recognize that their Warrants may
                                        expire worthless and should be prepared to sustain
                                        a total loss of the purchase price of their
                                        Warrants. The Warrants are appropriate investments
                                        only for investors with options approved accounts
                                        who are

                                        able to understand and bear the risk of a
                                        speculative investment in the Warrants.
                                      Because the Determination Agent is an affiliate of
                                        the Company, potential conflicts of interest may
                                        exist between the Determination Agent and the War-
                                        rantholders.
                                      In the event that a suspension, material limitation
                                        or absence of trading on the AMEX, the New York
                                        Stock Exchange (the "NYSE") or the Nasdaq Stock
                                        Market ("NASDAQ"), or any other securities
                                        exchange, of 20% or more of the Portfolio
                                        Securities is continuing on the Expiration Date (an
                                        "Extension Event"), the term of the Warrants will
                                        be extended for a period of thirty (30) days (the
                                        "Extended Expiration Date"), except that if the
                                        Cash Settlement Value or the Intrinsic Value (as
                                        defined herein) used in calculating the Alternative
                                        Settlement Amount (as defined herein) of the
                                        Warrants would have been zero if the Warrants had
                                        been exercised such that the Valuation Date for
                                        such exercise was the Measurement Date (as defined
                                        herein), then the term of the Warrants will not be
                                        extended and the Warrants will be deemed to be
                                        worthless. See "Description of the War-
                                        rants--Extension Events, Extraordinary Events and
                                        Exercise Limitation Events" herein. The Warrants
                                        also will be deemed to be worthless if the
                                        Expiration Date of the Warrants is extended but an
                                        Extension Event is continuing on the Extended
                                        Expiration Date or any earlier Delisting Date. As a
                                        result, investors may suffer a total loss of their
                                        investment in the Warrants even though the Cash
                                        Settlement Value of the Warrants, if calculated
                                        using the fair value of the Portfolio Securities at
                                        the time the Warrants are deemed to be worthless,
                                        would be greater than zero.
                                      Investors should consider carefully the risks and
                                        other matters discussed under "Risk Factors",
                                        "Description of the Warrants" and "Certain United
                                        States Federal Income Tax Considerations" herein
                                        prior to purchasing the Warrants.
WHO SHOULD INVEST...................  The AMEX requires that the Warrants be sold only to investors whose accounts have been approved for
                                        options trading. In addition, the AMEX requires
                                        that its members and member organizations and
                                        registered employees thereof make certain
                                        suitability determinations before recommending
                                        transactions in the Warrants.
                                      Investment decisions relating to warrants that are
                                        indexed to a portfolio of stocks require an
                                        investor to predict the direction of movements in
                                        the portfolio as well as the amount and timing of
                                        those movements. Such warrants may change
                                        substantially in value, or lose all of their value,
                                        with relatively small movements in the portfolio.

                                        Moreover, in the absence of countervailing factors,
                                        such as an offsetting movement in the level of the
                                        portfolio, the market value of a warrant that is
                                        indexed to a portfolio of stocks will tend to
                                        decrease over time and the warrant will have no
                                        market value after the time for exercise has
                                        expired. Accordingly, the Warrants offered hereby
                                        involve a high degree of risk and are not
                                        appropriate for every investor. Investors who are
                                        considering purchasing the Warrants should have an
                                        options approved account, be able to understand and
                                        bear the risk of an investment in the Warrants, be
                                        experienced with respect to options and option
                                        transactions and understand the risks of stock
                                        index transactions. Such investors should reach an
                                        investment decision only after careful
                                        consideration with their advisers of the
                                        suitability of the Warrants in light of their
                                        particular financial circumstances and the
                                        information set forth in this Prospectus Supplement
                                        and the Prospectus. See "Risk Factors" herein. As
                                        indicated above, investors should be prepared to
                                        sustain a total loss of the purchase price of the
                                        Warrants.

LISTING.............................  The American Stock Exchange
WARRANT TRADING SYMBOL..............  BVP.WS
WARRANT AGENT.......................  Chemical Bank
DETERMINATION AGENT.................  Bear, Stearns & Co. Inc. ("Bear Stearns")

                          USE OF PROCEEDS AND HEDGING

    All or a portion of the net proceeds from the sale of the Warrants will be used by the Company or one or more of the Company's subsidiaries in connection with hedging the obligations represented by the Warrants. Any remaining net proceeds will be used for general corporate purposes. See "Use of Proceeds" in the Prospectus.

    Prior to the pricing of the Warrants, the Company, through its subsidiaries, hedged its anticipated exposure under the Warrants and, subject to market conditions, the Company expects that it will continue to hedge its exposure under the Warrants from time to time following this offering by taking long or short positions in several or all of the Portfolio Securities or in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, several or all of the Portfolio Securities. Although the Company has no reason to believe that its hedging activity had such an impact, there can be no assurance that the Company did not affect the prices of the Portfolio Securities as a result of its hedging activities. In addition, the Company, through its subsidiaries, may purchase or otherwise acquire a long or short position in the Warrants from time to time and may, in its sole discretion, hold or resell the Warrants. The Company, through its subsidiaries, also may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company, through its subsidiaries, has a long hedge position in several or all of the Portfolio Securities or options contracts in, or other derivative or synthetic instruments related to, several or all of the Portfolio Securities, the Company, through its subsidiaries, may liquidate a portion of its holdings at or about the time of the maturity of the Warrants. Depending, among other things, on future market conditions, the aggregate amount and the composition of those positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until that position is closed out and any offsetting position or positions are taken into account. None of the securities acquired in connection with any hedging activity will be held by the Company for the benefit of the Warrantholders.

                                  RISK FACTORS

RISKS DUE TO DELAY OR POSTPONEMENT OF VALUATION OF WARRANTS

    Because the Valuation Date for an exercised Warrant will occur after the Exercise Date, an owner of a Warrant (a "Warrantholder") will not be able to determine at the time of exercise of a Warrant the Spot Portfolio Value that will be used in calculating the Cash Settlement Value of such Warrant and will thus be unable to determine such Cash Settlement Value. Any downward movement in the level of the Spot Portfolio Value between the time a Warrantholder submits an Exercise Notice (as defined herein) and the time the Spot Portfolio Value is determined with respect to such exercise (which period will represent, at a minimum, an entire Business Day (and, in the case of a postponed Valuation Date following an Extraordinary Event or an Exercise Limitation Event or as a result of there being exercised a number of Warrants exceeding the maximum permissible amount, may be substantially longer) and will, subject to the Limit Option described herein and under "Description of the Warrants--Limit Option" herein, result in such Warrantholder receiving a Cash Settlement Value or Alternative Settlement Amount that is less than the Cash Settlement Value anticipated by such Warrantholder based on the level of the Spot Portfolio Value most recently reported prior to submission of the Exercise Notice.

    Except in the case of an automatic exercise, a Warrantholder may be able to limit to some extent the risk associated with any such downward movement in the closing level of the Spot Portfolio Value between an Exercise Date and the applicable Valuation Date if such Warrantholder, in connection with an exercise of Warrants, elects the Limit Option. Pursuant to the Limit Option, Warrants tendered for exercise will not be exercised if the Spot Portfolio Value as of the applicable Valuation Date is three or more points lower than the Spot Portfolio Value calculated immediately prior to the applicable Exercise Date. See "Description of the Warrants--Limit Option" herein. However, in the event of the occurrence of an Extraordinary Event or Exercise Limitation Event resulting in the payment to Warrantholders of an Alternative Settlement Amount in lieu of the Cash Settlement Value or in the case of certain events following the occurrence of an Extension Event, the Limit Option will not preclude the exercise of Warrants as described under "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein.

EXTRAORDINARY EVENTS; EXERCISE LIMITATION EVENTS; MAXIMUM EXERCISE AMOUNT

    The Valuation Date for an exercised Warrant may be postponed upon the occurrence and continuation of an Extraordinary Event or an Exercise Limitation Event (See "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein) or as a result of the exercise of a number of Warrants exceeding the limits on exercise described under "Description of the Warrants--Exercise of Warrants--Maximum Exercise Amount" herein. If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on any day that would otherwise be a Valuation Date for any exercised Warrant, then the Valuation Date for such Warrant will be postponed to the next Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described under "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein, if the postponed Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, the Warrantholders will receive the Alternative Settlement Amount (as described herein) in lieu of the Cash Settlement Value; provided, further, that, in the case of an Extraordinary Event, if the Company determines that such Extraordinary Event is expected to continue and the Company notifies the Warrant Agent (as defined herein) that it is cancelling the Warrants, then the date on which such notice is given (whether or not such date is a Business Day) will become the Valuation Date for such Warrants, in which case such Warrantholder will receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount thereof, which is equal to the sum of the Cash Settlement Value of the Warrants on such Valuation Date (determined as provided under "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein) and a ratable portion of 50% of the initial offering price of the Warrants, subject to certain exceptions and adjustments. The Cash Settlement Value or the Alternative Settlement Amount of a Warrant determined as of any such postponed Valuation Date may be substantially lower (including zero) than the otherwise applicable Cash Settlement Value thereof. See "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein, which includes a description of events, circumstances or causes constituting Extraordinary Events or an Exercise Limitation Event.

NON-COMPARABILITY OF WARRANTS TO DIRECT INVESTMENT IN PORTFOLIO SECURITIES

    The Warrants are subject to certain risk factors that are distinct from those associated with a direct investment in the common stocks or ADRs that comprise the Portfolio Securities. The Cash Settlement Amount will not include the payment of any dividends on the Portfolio Securities.

CERTAIN FACTORS AFFECTING VALUE AND TRADING PRICE OF WARRANTS

    The Spot Portfolio Value will determine whether the Warrants have a Cash Settlement Value greater than zero on any particular day. The Warrants are "at-the-money" (i.e., their Cash Settlement Value is zero) as of the date of this Prospectus Supplement. A Spot Portfolio Value greater than the Original Portfolio Value will result in a Cash Settlement Value greater than zero, and a Spot Portfolio

Value less than or equal to the Original Portfolio Value will result in a Cash Settlement Value continuing to be zero. Potential profit or loss upon exercise (including automatic exercise) of a Warrant will be a function of the Cash Settlement Value (or, if applicable, the Alternative Settlement Amount) of such Warrant, the purchase price of such Warrant and any related transaction costs.

    The Cash Settlement Value at any time prior to the Expiration Date is expected typically to be less than the Warrants' market value at that time. The difference between the market value and the Cash Settlement Value will reflect a number of factors, including the "time value" of the Warrants, and the supply and demand for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration of the Warrants. The Expiration Date of the Warrants will be accelerated should the Warrants be delisted or should there be a permanent suspension of trading of the Warrants on the AMEX or another self-regulatory organization (an "SRO"), as the case may be. Any such acceleration could result in the total loss of any otherwise remaining "time value" and could occur when the Warrants are "out-of-the-money" (i.e., when the Spot Portfolio Value is less than or equal to the Original Portfolio Value), thus resulting in total loss of the purchase price of the Warrants. In addition, other factors such as changes in interest rates and dividend rates on the Portfolio Securities will affect both the Cash Settlement Value and the Warrant's market value. In general, if interest rates increase, the value of the Warrants is expected to increase due to the increased carrying costs in an investment in the underlying Portfolio Securities, which makes an investment in the Warrants relatively more attractive, and, accordingly, if interest rates decrease, the value of the Warrants is expected to decrease. Similarly, if dividend rates on the Portfolio Securities increase, the value of the Warrants is expected to decrease, and if such dividend rates decrease, the value of the Warrants is expected to increase. In addition, if the volatility of the Portfolio Securities increases, the trading value of the Portfolio Securities is expected to increase. If the volatility of the Portfolio Securities decreases, the trading value of the Portfolio Securities is expected to decrease.

    Investment decisions relating to the Warrants require the investor to predict the direction of movements in the Portfolio as well as the amount and timing of those movements. Warrants which are indexed to a portfolio of stocks may change substantially in value, or lose all of their value, with relatively small movements in the portfolio. Moreover, an index warrant is a "wasting asset" in that in the absence of countervailing factors, such as an offsetting movement in the level of the index, the market value of an index warrant will tend to decrease over time and the warrant will have no market value after the time for exercise has expired. Accordingly, the Warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the Warrants must be able to understand and bear the risk of a speculative investment in the Warrants and be experienced with respect to options and options transactions and understand the risks of stock index transactions. Such investors should reach an investment decision only after careful consideration with their advisers of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this Prospectus Supplement and in the Prospectus.

INVESTOR SUITABILITY

    The AMEX requires that the Warrants be sold only to investors with options approved accounts. In addition, the AMEX requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in warrants. Before making any investment in the Warrants, it is important that a prospective investor become informed about and understand the nature of the Warrants in general, the specific terms of the Warrants and the nature of the Portfolio. An investor should understand the consequences of liquidating his investment in a Warrant by exercising it as opposed to selling it. It is especially important for an investor to be familiar with the procedures governing the exercise of the Warrants, since the Cash Settlement Value of the Warrants will fluctuate over the life of the Warrants and a failure to properly exercise a Warrant prior to its expiration could result in the loss of the opportunity to realize a Cash Settlement Value that is higher than the Cash Settlement Value that might otherwise be realized on the Expiration Date. To properly exercise the Warrants, an investor must know when the Warrants are exercisable and how to exercise them. Investors considering the purchase of the Warrants should be experienced with respect to options and options transactions, should understand the risks of stock index transactions and should reach an investment decision only after careful consideration with their advisers of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this Prospectus Supplement and in the Prospectus.

RISKS DUE TO COMPANY'S INABILITY TO TRADE IN THE PORTFOLIO SECURITIES

    In the event that a suspension, material limitation or absence of trading on the AMEX, NYSE or NASDAQ, or any other securities exchange, as the case may be, of 20% or more of the Portfolio Securities is continuing on the Expiration Date (an "Extension Event"), the term of the Warrants will be extended for a period of thirty (30) days (the "Extended Expiration Date"), except that if the Cash Settlement Value or the Intrinsic Value (as defined herein) used in calculating the Alternative Settlement Amount, as the case may be, of the Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date, then the term of the Warrants will not be extended and the Warrants will be deemed to be worthless. See "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. The Warrants will also be deemed to be worthless if the Expiration Date of the Warrants is extended but an Extension Event is continuing on the Extended Expiration Date or any earlier Delisting Date. As a result, investors may suffer a total loss of their investment in the Warrants even though the Cash Settlement Value of the Warrants, if calculated using the fair value of the Portfolio Securities at the time the Warrants are deemed to be worthless, would be greater than zero.

RISKS AND COSTS ASSOCIATED WITH CONVERSION AND EXERCISE OF WARRANTS

    The Warrants will be issued as certificates in registered form. Accordingly, a beneficial owner of Warrants holding certificated Warrants indirectly (for instance, through a broker that holds such Warrants in "street name") may exercise such Warrants only through his registered holder. In the case of a beneficial owner holding certificated Warrants through his broker in "street name", such beneficial owner must direct his broker, who may in turn need to direct another intermediary, to submit an Exercise Notice and the related Warrants to the Warrant Agent. To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 3:00 P.M., New York City time, on a given Business Day, a beneficial holder of Warrants must give the appropriate direction to his broker or other intermediary before such broker's cut-off time for accepting exercise instructions from customers for that day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers, or other intermediaries, as to applicable cut-off times and other exercise mechanics. See "Description of the Warrants--Exercise of Warrants" and "Description of the Warrants--Limit Option" herein.

    Commencing on the one hundred eightieth calendar day (or if such day is not a Business Day, the next succeeding Business Day) after the closing of the offering, each Warrantholder will have the option, for 45 calendar days thereafter, to convert the form in which such Warrantholder holds his Warrants from certificated to book-entry form (the "Conversion Option"). Such conversion will occur through the facilities of The Depository Trust Company, New York, New York ("DTC", which term, as used herein and in the Prospectus, includes any successor depository selected by the Company). To exercise the Warrants, a Warrantholder who has utilized the Conversion Option must direct a broker, who may in turn need to direct a participating organization in DTC (a "Participant"), to transfer Warrants held by DTC on behalf of such Warrantholder and to submit an Exercise Notice to the Warrant Agent. A Warrantholder may desire that the Business Day on which his Warrants and an Exercise Notice are delivered on his behalf to the Warrant Agent will constitute the Exercise Date for the Warrants being exercised (for example, to utilize the Limit Option most effectively). To achieve such objective, the Warrantholder must cause such Warrants to be transferred to, and such Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on such Business Day. To ensure that such Warrants and Exercise Notice will be received by the Warrant Agent at or prior to such time, such Warrantholder must give the appropriate directions to his broker before such broker's and, if such broker is not a Participant, the applicable Participant's cut-off time for accepting exercise instructions from customers for that day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders holding their Warrants in book-entry form should consult with their brokers or other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics. See "Description of the Warrants--Exercise of Warrants", "Description of the Warrants--Settlement" and "Description of the Warrants--Limit Option" herein. Forms of Exercise Notice for Warrants held in book-entry form may be obtained from the Warrant Agent's Office (as defined herein) during the Warrant Agent's normal business hours. See "Description of the Warrants--General" herein.

    A Warrantholder may exercise no fewer than 500 Warrants at any time, except in the case of an automatic exercise. Accordingly, except in the case of an automatic exercise of the Warrants, a Warrantholder with fewer than 500 Warrants will need either to sell his Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize upon his investment.

AMERICAN DEPOSITARY RECEIPTS

    Two of the Portfolio Securities are in the form of ADRs. An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized and while trading in such market will generally be based on that country's currency, ADRs that are Portfolio Securities will trade in U.S. Dollars.

    Although ADRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the ADRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually, but not necessarily, indicate similar characteristics in respect of the ADRs. Because of the size of an offering of Underlying Shares in ADR form outside the home country and/or other factors that have limited or increased the float of certain ADRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the ADRs than for the Underlying Shares. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the ADR representing such Underlying Shares.

    In addition, investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such non-United States securities, including ADRs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Potential investors also should be aware that Bear Stearns, in its capacity as Determination Agent, is under no obligation to take the interests of the Warrantholders into consideration in the event it determines the Cash Settlement Value. Because Bear Stearns is an affiliate of the Company, conflicts of interest may arise in connection with Bear Stearns performing its role as Determination Agent. Bear Stearns, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to the calculation of the Cash Settlement Value prior to its dissemination. Bear Stearns is obligated to carry out its duties and functions as Determination Agent in good faith and using its reasonable judgment.

    Bear Stearns and its affiliates may from time to time engage in transactions involving the Portfolio Securities for their proprietary accounts and for other accounts under their management, which may influence the value of such Portfolio Securities and, therefore, the value of the Warrants. Bear Stearns and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of Warrants an amount equal to the value of the exercised Warrants. See "Use of Proceeds" in the Prospectus and "Use of Proceeds and Hedging" herein. Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns's responsibilities as Determination Agent with respect to the Warrants and its obligations under its hedge.

OFFERING PRICE OF WARRANTS

    The initial offering price of the Warrants may be in excess of the price that a commercial user of options on the Portfolio might pay for a comparable option in a private transaction.

POSSIBLE ILLIQUIDITY OF SECONDARY MARKET

    It is not possible to predict how the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in a decrease in the liquidity of the Warrants. In addition, during the life of the Warrants, the Company or its affiliates may from time to time purchase and exercise the Warrants, resulting in a decrease in the liquidity of the Warrants.

LIQUIDATION, DISSOLUTION OR BANKRUPTCY OF A PORTFOLIO SECURITY ISSUER

    If the issuer of a Portfolio Security is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, that Portfolio Security will continue to be included in the Portfolio so long as a Market Price for that Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security due to the liquidation or dissolution of the issuer of that Portfolio Security or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or similar law, then, for so long as a Market Price is unavailable for that Portfolio Security, the value of that Portfolio Security will be deemed to be zero for the purposes of calculating the Spot Portfolio Value, and no attempt will be made to find a replacement Portfolio Security or reduce the Original Portfolio Value to compensate for the deletion of such Portfolio Security.

DELISTING OF THE WARRANTS

    The Warrants have been approved for listing on the AMEX, subject to notice of issuance. In the event that the Warrants are delisted from, or permanently suspended from trading on, the AMEX, and not accepted at the same time for trading pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Warrants not previously exercised will be deemed automatically exercised on the last Business Day prior to the effective date of such delisting or suspension, and if such delisting or suspension occurs on or prior to the Expiration Date, the Cash Settlement Value, if any, will be calculated and settled as provided under "Description of the Warrants--Automatic Exercise" herein, subject to a determination that the Warrants are worthless, as described herein under "Description of the Warrants--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. If such delisting or suspension occurs after the Expiration Date and prior to any Extended Expiration Date, the Warrants will be deemed to be worthless. See "Description of the Warrants--Delisting of Warrants" herein. In the event the Company becomes aware that a delisting or suspension of trading of the Warrants on the AMEX is likely to occur, the Company will use its best efforts to list the Warrants on another SRO at or prior to the time such delisting or suspension of trading occurs.

OTHER CONSIDERATIONS

    The Underwriters propose initially to offer the Warrants at a price that reflects a discount from the maximum price to public referred to on the cover of this Prospectus Supplement for the purchase of 50,000 or more Warrants in any single transaction, subject to the 30-day holding period requirement referred to under "Underwriting" herein. Should investors who are subject to the holding period requirement sell their Warrants once the holding period is no longer applicable, the market price of the Warrants may be adversely affected. See "Underwriting" herein. It is suggested that prospective investors who consider purchasing the Warrants reach an investment decision only after carefully considering with their advisers the suitability of the Warrants in the light of their particular circumstances.

                          DESCRIPTION OF THE WARRANTS

GENERAL

    The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of February 23, 1996, among the Company, Chemical Bank, as Warrant Agent (the "Warrant Agent"), and Bear Stearns, as Determination Agent (the "Determination Agent"). The following summaries of certain provisions of the Warrants and the Warrant Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Warrant Agreement (including the form of Warrant Certificate (as defined herein) attached as an exhibit thereto). The Warrant Agreement will be available from the Warrant Agent by contacting its office (the "Warrant Agent's Office"), which is currently located at 450 West 33rd Street, New York, New York 10001, during the Warrant Agent's normal business hours.

    The aggregate number of Warrants to be issued will be 1,100,000, subject to the over-allotment option granted by the Company to the Underwriters and to the right of the Company to issue additional Warrants with substantially identical terms at a later time.

    A Warrant will not require or entitle a Warrantholder to purchase or take delivery from the Company of any shares of any of the Portfolio Securities or any other securities. Upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Portfolio Securities or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value or Alternative Settlement Amount, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Portfolio Securities or any other securities.

CASH SETTLEMENT VALUE

    Each Warrant will entitle the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant, except that, under the circumstances described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless. The Cash Settlement Value of a Warrant will be an amount equal to the product (rounded down to the nearest cent) of (A) the quotient obtained by dividing (i) the amount, if any, by which the Spot Portfolio Value for the applicable Valuation Date for such Warrant exceeds the Original Portfolio Value by (ii) the Original Portfolio Value and (B) $35. The Original Portfolio Value has been set initially at 100. The Cash Settlement Value is described by the following formula:

Cash Settlement Value = the greater of    (i) $0 and
                                         (ii) Spot Portfolio Value - 100  x $35
                                              --------------------------
                                                          100

    The value of the portfolio for any particular day (the "Spot Portfolio Value") will equal the sum of the products of the Market Price of each Portfolio Security on that day and the then applicable Multiplier for that Portfolio Security. The applicable Multiplier for each Portfolio Security is specified under the caption "--Portfolio Securities" herein and indicates the number of shares (or the fraction of one share) of that Portfolio Security included in the calculation of the Spot Portfolio Value. Each Multiplier will remain constant for the term of the Warrants unless adjusted for certain corporate events, including a stock split, reverse stock split or stock dividend. See "--Portfolio Securities" and "--Adjustments to the Multiplier and Portfolio" herein. If a Market Disruption Event (as defined herein) occurs or is continuing with respect to a Portfolio Security on a Valuation Date, then the calculation of the Market Price of that Portfolio Security will be based on the Business Day immediately preceding that Valuation Date that does not have a Market Disruption Event with respect to that Portfolio Security.

    "Market Price", which will be determined by the Determination Agent based on information reasonably available to it, means (a) for a Valuation Date on or prior to the third Business Day immediately preceding the Expiration Date the following:

        (i) If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the last reported sale price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or NASDAQ, as the case may be.

        (ii) If the Portfolio Security is not listed on a national securities exchange or is not a NASDAQ security, Market Price means the last reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.

and (b) for any Valuation Date after the third Business Day immediately preceding the Expiration Date the following:

        (i) If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the opening reported sale price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or NASDAQ, as the case may be.

        (ii) If the Portfolio Security is not listed on a national securities exchange or is not a NASDAQ security, Market Price means the first reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.

    "Market Disruption Event" with respect to a Portfolio Security means any of the following events, in each case as determined by the Determination Agent:

        (i) the suspension of or material limitation in trading in that Portfolio Security for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced (for purposes of this definition, limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other SRO or the Commission that is deemed of similar scope by the Determination Agent) on trading during significant market fluctuations shall be considered "material").

        (ii) the suspension of or material limitation (whether by reason of movements in price that exceed levels permitted by the relevant exchange or otherwise) in trading in option contracts related to a Portfolio Security traded on any exchange for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced.

        (iii) a banking moratorium has been declared by federal or any state authorities.

    For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

PORTFOLIO SECURITIES

    The 43 common stocks or ADRs listed below, comprising the entire Portfolio, will be used to calculate the Spot Portfolio Value. Warrantholders will not have any right to receive any of these Portfolio Securities. The following table sets forth the Portfolio Securities, the primary market on which the Portfolio Securities are traded (i.e., AMEX, NYSE or NASDAQ), the Market Price of each Portfolio Security and the initial Multipliers. Each Portfolio Security will represent initially 2.3255814% (or 1/43) of the Original Portfolio Value of 100.

                                                                        APPROXIMATE
                                                                      AGGREGATE MARKET
                                                           PRIMARY        VALUE OF
                     ISSUER OF THE                         TRADING       PORTFOLIO          INITIAL
                   PORTFOLIO SECURITY                       MARKET      SECURITY(1)       MULTIPLIER
                   ------------------                      --------   ----------------    -----------
                                                                           ($MM)
Aluminum Company of America.............................     NYSE            9,614          0.0428679
Biomet, Inc.............................................    NASDAQ           2,179          0.1232096
The Boeing Company......................................     NYSE           27,709          0.0287998
Cardinal Health, Inc....................................     NYSE            2,828          0.0400100
Citicorp................................................     NYSE           31,401          0.0314800
Compaq Computer Corporation.............................     NYSE           13,157          0.0469814
CUC International, Inc..................................     NYSE            5,674          0.0747175
Donnkenny, Inc..........................................    NASDAQ              94          0.1722653
Electronic Arts Inc.....................................    NASDAQ           1,381          0.0885936
Enserch Exploration, Inc................................     NYSE            1,385          0.2114165
Federal Home Loan Mortgage Corporation..................     NYSE           15,161          0.0277268
First USA, Inc..........................................     NYSE            2,926          0.0469814
Green Tree Financial Corporation........................     NYSE            4,030          0.0791687
Hershey Foods Corporation...............................     NYSE            4,888          0.0295781
H. F. Ahmanson & Company................................     NYSE            2,767          0.0989609
Intel Corporation.......................................    NASDAQ          47,527          0.0401828
Kerr-McGee Corporation..................................     NYSE            3,206          0.0374339
Kimberly-Clark Corporation..............................     NYSE           12,617          0.0295781
Ligand Pharmaceuticals..................................    NASDAQ             343          0.1860465
Luxottica Group S.p.A.(2)...............................     NYSE            3,311          0.0316406
Manville Corporation....................................     NYSE            1,630          0.1755156
Mattel, Inc.............................................     NYSE            7,785          0.0659739
Maxxim Medical, Inc.....................................     NYSE              159          0.1185010
MCI Communications Corporation..........................    NASDAQ          15,881          0.0798483
MFS Communications Company..............................    NASDAQ           3,721          0.0387597
Mirage Resorts, Inc.....................................     NYSE            3,829          0.0555363
Mobile Telecommunication Technologies Corp..............    NASDAQ             912          0.1378122
Monsanto Company........................................     NYSE           15,131          0.0178719
News Corporation Ltd.(3)................................     NYSE            2,103          0.1075413
Nine West Group, Inc....................................     NYSE            1,220          0.0669232
Nordstrom, Inc..........................................    NASDAQ           3,399          0.0555363
OfficeMax, Inc..........................................     NYSE            1,811          0.1057082
Oracle Corporation......................................    NASDAQ          22,581          0.0448305
Parker Hannifin Corporation.............................     NYSE            2,642          0.0652795
Patriot American Hospitality, Inc.......................     NYSE              410          0.0830565
Pharmacia & Upjohn, Inc.................................     NYSE           21,483          0.0545591
Seagate Technology, Inc.................................     NYSE            4,642          0.0366233
Seitel, Inc.............................................     NYSE              242          0.0898775
USF&G Corporation.......................................     NYSE            1,968          0.1409443
Viacom Inc..............................................     AMEX           11,815          0.0577784
Wells Fargo & Company...................................     NYSE           11,542          0.0094632
Wendy's International, Inc..............................     NYSE            1,862          0.1291990
WMX Technologies, Inc...................................     NYSE           13,759          0.0819588

------------
(1) The approximate aggregate market value of each Portfolio Security was calculated by multiplying the most recent publicly available number of outstanding shares or, in the case of ADRs, depositary shares of that Portfolio Security by the Market Price for those shares or, in the case of ADRs, depositary shares on February 20, 1996.

(2) The Luxottica Group S.p.A. security included in the Portfolio consists of ADRs representing one ordinary share of Luxottica Group S.p.A., an Italian corporation.

(3) The News Corporation Ltd. security included in the Portfolio consists of ADRs representing four ordinary shares of the News Corporation Ltd., an Australian corporation.

    The initial Multiplier relating to each Portfolio Security indicates the number of shares (or the fraction of one share) of that Portfolio Security, in light of the market price of that Portfolio Security on February 20, 1996, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represents an equal percentage (i.e., 2.3255814%) of the Original Portfolio Value. The market price of each Portfolio Security used to calculate the initial Multiplier relating to that Portfolio Security was the last reported sale price of that Portfolio Security on the date the Warrants were priced by the Company for initial sale to the public, which is the date of this Prospectus Supplement. The respective Multipliers will remain constant for the entire term of the Warrants, unless adjusted for certain corporate events as described herein.

    The AMEX has informed the Company that, as long as the Warrants are listed on the AMEX, it intends to calculate and disseminate the value of the Portfolio based on the most recently reported prices at approximately 15 second intervals during AMEX business hours and the Spot Portfolio Value at the end of that day to vendors via the facilities of the AMEX Tape under the symbol "XVP". In the event a Portfolio Security is converted into a Cash Component (as defined herein), the interest that has accrued on any given day will only be reflected in the Spot Portfolio Value quoted by the AMEX at the end of such day and not in the values disseminated at interim periods during the day.

ADJUSTMENTS TO THE MULTIPLIER AND PORTFOLIO

    The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted by the Determination Agent (and with respect to the events described in paragraphs 4, 5 and 7 below, with the consent of the AMEX) as follows:

        1. If a Portfolio Security is subject to a stock split or reverse stock split (or similar adjustment in the case of ADRs) then, once the split has become effective, the Multiplier relating to that Portfolio Security will be adjusted to equal the product of (i) the number of shares of the Portfolio Security outstanding after the split has become effective with respect to each share of such Portfolio Security outstanding immediately prior to the effectiveness of such split (or the number of receipts outstanding with respect to each ADR if a Portfolio Security is an ADR) and (ii) the prior Multiplier.

        2. If a Portfolio Security is subject to a stock dividend or stock distribution (other than a stock dividend elected by a holder of that Portfolio Security in lieu of an ordinary cash dividend) that is given equally to all holders of that Portfolio Security, then, once that Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of (i) the number of shares of that Portfolio Security issued with respect to one such share of that Portfolio Security and (ii) the prior Multiplier.

        3. If the issuer of a Portfolio Security is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, that Portfolio Security will continue to be included in the Portfolio so long as a Market Price for that Portfolio Security is available. Subject to paragraph 6 below, if a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation or dissolution of the issuer of that Portfolio Security or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or similar law, then, for so long as a Market Price is unavailable for that Portfolio Security, the value of that Portfolio Security will be deemed to be zero for the purposes of calculating the Spot Portfolio Value, and no attempt will be made to find a replacement Portfolio Security or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

        4. If all the Portfolio Securities of any class or series of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of equity security of that issuer other than such Portfolio Security, whether by capital reorganization, recapitalization, reclassification or otherwise, then, once that conversion or exchange has become effective, the former Portfolio Security will be removed from the Portfolio and the new equity securities will be added to the Portfolio as new Portfolio Securities. The Multiplier relating to each such new Portfolio Security will equal the product of (i) the last value of the Multiplier with respect to the former Portfolio Security and (ii) the number of shares of the new Portfolio Security issued with respect to one share of the former Portfolio Security.

        5. If the issuer of a Portfolio Security distributes to all of its shareholders equity securities of any other issuer, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for the new Portfolio Security will equal the product of (i) the last value of the Multiplier relating to the Portfolio Security in respect of which the new Portfolio Security is being distributed and (ii) the number of shares of the new Portfolio Security distributed with respect to one share of the former Portfolio Security.

        6. If a Portfolio Security is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash or other property of any kind (other than any such dividend or distribution otherwise addressed in the preceding paragraphs) that is received equally by all holders of that Portfolio Security, then the Determination Agent shall determine the fair market value, if any, of the cash or other property received in respect of each share of that Portfolio Security and the Portfolio shall thereafter be deemed to include an amount equal to the product of the Multiplier relating to that Portfolio Security on that date and the fair market value as so determined.

        7. If the issuer of a Portfolio Security (or, if a Portfolio Security is an ADR, the Foreign Issuer of such Underlying Shares) has been subject to a merger or consolidation (a "Consolidation Event") and is not the surviving entity and holders of that Portfolio Security are entitled to receive cash or securities in exchange for that Portfolio Security, then a value for that Portfolio Security will be determined (i) in the case of cash, at the time of receipt by those holders and will equal the amount of such cash, and (ii) in the case of securities, on the first Business Day on which those securities are traded regular way, and will equal the Market Price of those securities (in each of (i) and (ii) above and as hereinafter defined below, a "Cash Component"); provided, that if those securities do not have a Market Price, the Cash Component shall be the fair market value of those securities, as determined by the Determination Agent. The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.

        8. If a Portfolio Security that is an ADR is no longer listed or admitted for trading on any of the AMEX, NYSE or NASDAQ (an "ADR Termination Event"), then a value for that Portfolio Security will be determined based upon the last reported trading price for such ADR on the last trading day immediately prior to its ceasing to be listed or admitted for trading on any of the AMEX, NYSE or NASDAQ (in such case, a "Cash Component"). The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.

        9. If the average daily trading volume of a Portfolio Security during any six months is less than 20,000 shares per trading day (a "Liquidity Event"), then such Portfolio Security will no longer be included in the Portfolio and a value for that Portfolio Security will be determined based upon the last reported trading price for such Portfolio Security on the last trading day immediately prior to the occurrence of the Liquidity Event (in such case, a "Cash Component"). The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.

        The applicable Cash Component in the event of a Consolidation Event, an ADR Termination Event or a Liquidity Event will accrue interest at a rate equal to the London Inter-Bank Offered Rate ("LIBOR"), with a term equal to the period of time from the applicable Interest Commencement Date (as defined herein) to the Expiration Date (the "Specified Maturity"), determined and fixed on the first London Business Day (the "LIBOR Determination Date") that is immediately following the date of determination of such Cash Component. Interest will accrue on such Cash Component commencing (i) in the case of cash or in the event of an ADR Termination Event or a Liquidity Event, on the second London Business Day following such LIBOR Determination Date and (ii) in the case of securities, on the third London Business Day following such LIBOR Determination Date (in each of (i) and (ii), the "Interest Commencement Date") up to and including the Specified Maturity.

        LIBOR will be determined by the Determination Agent in accordance with the following provisions:

           (i) On the relevant LIBOR Determination Date, LIBOR will be determined through the application of linear interpolation by reference to the offered rates for deposits of not less than $l,000,000 having a maturity immediately before and immediately after the Specified Maturity, commencing on the Interest Commencement Date, which appear either (a) if the Specified Maturity is one year or less from the relevant LIBOR Determination Date, on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank offered rates of major banks) ("Telerate Page 3750"), or (b) if the Specified Maturity is more than one year from the relevant LIBOR Determination Date, on each of Telerate Page 3750 and on the display designated as page "SWAP" on the Reuters Monitor Money Rates Service (or such other page as may replace the SWAP page on that service for the purpose of displaying London Interbank offered rates of major banks) ("Reuters--SWAP"), in each case as of 11:00 A.M., London time; provided that if there is an offered rate for the Specified Maturity, then LIBOR will be such offered rate. If such offered rates do not appear, LIBOR with respect to such LIBOR Determination Date will be determined as described in (ii) below.

           (ii) With respect to a LIBOR Determination Date on which no such offered rates appear on Telerate Page 3750 or Reuters SWAP as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Determination Date, at which deposits in U.S. dollars having the Specified Maturity are offered to prime banks in the London Interbank market by four major banks in the London Interbank market selected by the Determination Agent commencing on the Interest Commencement Date and in a principal amount equal to an amount not less than $1,000,000 that in the Determination Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Determination Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City, selected by the Determination Agent, for loans in U.S. dollars to leading European banks having the Specified Maturity commencing on the Interest Commencement Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Determination Agent are quoting as mentioned in this sentence, LIBOR with respect to such Cash Component will be the LIBOR as last in effect.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    The value as of any given day of any Portfolio Security converted into a Cash Component will equal the sum of the Cash Component and all interest accrued thereon through that day. The interest that has accrued on any given day will be reflected only in the Spot Portfolio Value quoted by the AMEX at the end of that day and not in the values disseminated at interim periods during the day. Interest will be compounded daily.

    No adjustments of any Multiplier of a Portfolio Security will be required unless that adjustment would require a change of at least 1% in the Multiplier in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

DETERMINATION AGENT

    Except with respect to certain adjustments to the Portfolio discussed above, which will be made with the consent of the AMEX, all determinations made by the Determination Agent shall be at the sole discretion of the Determination Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holders of the Warrants, and the Determination Agent shall have no liability therefor.

HYPOTHETICAL WARRANT VALUES ON EXERCISE

    Set forth below is an illustrative example demonstrating the Cash Settlement Values of a hypothetical Warrant at the Original Portfolio Value and at various hypothetical levels of the Spot Portfolio Value. The illustrative hypothetical Cash Settlement Values in the table do not reflect any reduction of the Original Portfolio Value or any "time value" for a Warrant, which may be reflected in the trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs. The hypothetical Cash Settlement Values in the table have been rounded to two decimal places.

                          HYPOTHETICAL CASH
    HYPOTHETICAL         SETTLEMENT VALUE OF
SPOT PORTFOLIO VALUE         WARRANT ($)
--------------------     -------------------
         100or
            below                   0
         103                     1.05
         106                     2.10
         109                     3.15
         112                     4.20
         115                     5.25
         118                     6.30
         121                     7.35
         124                     8.40
         127                     9.45
         130                    10.50
         133                    11.55
         136                    12.60
         139                    13.65
         142                    14.70
         145                    15.75

EXERCISE OF WARRANTS

    Exercise of Warrants. The Warrants will be exercisable on any Business Day from the date of issuance, subject to postponement as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein or as a result of the exercise of a number of Warrants exceeding the maximum permissible amount. The Warrants will expire on August 20, 1997 (the "Expiration Date"), subject to an automatic extension of the term of the Warrants as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. Unless the term of the Warrants is extended, all Warrants not exercised (including by reason of any such postponed exercise) at or before 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding the Delisting Date, will be exercised automatically as described under "--Automatic Exercise" herein.

    A Warrantholder may exercise definitive Warrants on any Business Day during the period from the date of issuance until 3:00 P.M., New York City time, on the Business Day immediately preceding the earlier of (i) the Expiration Date and
(ii) the Delisting Date by delivering or causing to be delivered to the Warrant Agent at the location designated for such purpose (the "Warrant Agent's Window"), the Warrant Certificate representing such Warrants with the irrevocable notice of exercise on the reverse thereof (or a notice of exercise in substantially identical form delivered therewith) (such notice, an "Exercise Notice") duly completed and executed. The current address of the Warrant Agent's Window is: Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041, Attention: Tender Department.

    In the case of book-entry Warrants held through the facilities of DTC, a Warrantholder may exercise such Warrants on any Business Day during the period from the beginning of the Conversion Option Period (which will be one hundred eighty calendar days from the closing of the offering) (as defined herein) until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding any Delisting Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent from a Participant acting on behalf of the Warrantholder. Forms of Exercise Notice for Warrants held through the facilities of DTC may be obtained from the Warrant Agent at the Warrant Agent's office. The Warrant Agent's facsimile transmission number for this purpose is (212) 946-7682.

    In the case of book-entry Warrants held through the facilities of CEDEL or Euroclear (both terms as defined herein), a Warrantholder may exercise such Warrants on any Business Day during the period from the date on which his certificated Warrants have been effectively converted into book-entry form during the Conversion Option Period until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding the Delisting Date, by causing
(a) such Warrants to be transferred free to the Warrant Agent on the records of DTC, by giving appropriate instructions to the Participant holding such Warrants in either the CEDEL or Euroclear system, as the case may be, and (b) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by CEDEL or Euroclear, as the case may be, to the Warrant Agent. Forms of Exercise Notice for Warrants held through the facilities of either CEDEL or Euroclear may be obtained from the Warrant Agent at the Warrant Agent's office or from CEDEL or Euroclear.

    Except for Warrants subject to automatic exercise or subject to the Limit Option and except following an Extension Event, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives at the Warrant Agent's Window the Warrant (or transfer of such Warrant through DTC in the case of book-entry Warrants) and Exercise Notice (by facsimile transmission in the case of Exercise Notices for book-entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant (or transfer of such Warrant through DTC in the case of book-entry Warrants) and Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the next succeeding Business Day.

    In the case of Warrants held in book-entry form through the facilities of CEDEL or Euroclear (except for Warrants subject to automatic exercise) and subject to the Limit Option, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided that the Warrant is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day, provided that the Warrant is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day. In the event that the Warrant is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a Business Day, the next succeeding Business Day. In the case of Warrants held in book-entry form through the facilities of CEDEL or Euroclear, in order to ensure proper exercise on a given Business Day, Participants in CEDEL or Euroclear must submit exercise instructions to CEDEL or Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of CEDEL and by 10:00 A.M., Brussels time (by telex), or 11:00 A.M., Brussels time (by EUCLID), in the case of Euroclear. In addition, in the case of book-entry exercises through Euroclear, (a) participants must also transmit, by facsimile (facsimile number (212) 946-7682), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 3:00 P.M., New York City time, on the desired Exercise Date and (b) Euroclear must confirm by telex to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Date that the Warrants will be received by the Warrant Agent on such date; provided, that if such telex communication is received after 9:00 A.M., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

    To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 3:00 P.M., New York City time, on a given Business Day, a Warrantholder may need to give exercise instructions to his broker or other intermediary substantially earlier than 3:00 P.M., New York City time, on such day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics.

    Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise will entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value and except following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants would be zero, then the attempted exercise of any such Warrants will be void and of no effect and, in the case of definitive Warrants, the Warrant Certificate evidencing such Warrants will be returned to the registered holder by first class mail at the Company's expense or, in the case of book-entry Warrants held through the facilities of DTC, such Warrants will be transferred back to the Participant that submitted them free on the records of DTC, and, in any such case, such Warrantholder will be permitted to re-exercise such Warrants prior to the earlier of (i) the third Business Day immediately preceding the Expiration Date or (ii) the Business Day immediately preceding any Delisting Date.

    Minimum Exercise Amount. No fewer than 500 Warrants may be exercised by a Warrantholder at any one time (other than on automatic exercise). Accordingly, Warrantholders with fewer than 500 Warrants will need either to sell their Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize upon their investment. Warrantholders must satisfy the minimum exercise amount requirement described herein separately with respect to both certificated and book-entry Warrants even if both kinds of Warrants are to be exercised at the same time. Thus, a Warrantholder seeking to exercise both certificated and book-entry Warrants at the same time must still exercise a minimum of 500 of each kind of Warrant in order to satisfy such requirement. In addition, book-entry Warrants held through one Participant may not be combined with book-entry Warrants held through another Participant in order to satisfy the minimum exercise requirement.

    Maximum Exercise Amount. All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election, 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any registered holders of Warrants would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this provision); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any Business Day individually or in concert as provided above, then at the Company's election, 250,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this provision). As a result of any postponed exercise as described herein, Warrantholders will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by Warrantholders may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

VALUATION OF WARRANTS

    The "Valuation Date" for a Warrant will be the first Business Day following the applicable Exercise Date, subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein or as a result of the exercise of a number of Warrants exceeding the limits on exercise described under "--Exercise of Warrants--Maximum Exercise Amount" herein.

    The following is an illustration of the timing of an Exercise Date, the ensuing Valuation Date and the Limit Option Reference Index (as described herein under "--Limit Option"), assuming (i) that all relevant dates are Business Days,
(ii) the absence of any intervening Extraordinary Event or Exercise Limitation Event and (iii) the number of exercised Warrants does not exceed the maximum permissible amount. If the Warrant Agent receives a Warrantholder's Warrants and the related Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on Wednesday, March 20, 1996, the Exercise Date for such Warrants will be March 20 and the Valuation Date for such Warrants will be Thursday, March 21. The Cash Settlement Value of such Warrants will be determined by using the closing Spot Portfolio Value on March 21. If the Warrantholder elected the Limit Option in connection with the exercise of such Warrants, the Limit Option Reference Index would be the Spot Portfolio Value on March 20.

    If the Warrant Agent were to receive such Warrantholder's Warrants and the related Exercise Notice after 3:00 P.M., New York City time, on March 20, then the Exercise Date for such Warrants would instead be March 21, the Valuation Date would be Friday, March 22 and the applicable Limit Option Reference Index would be the Spot Portfolio Value on March 21.

SETTLEMENT

    Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will: (i) not later than 10:00 A.M., New York City time, on the Business Day next succeeding the applicable Valuation Date, determine the Cash Settlement Value of such Warrants based on the Spot Portfolio Value on such Valuation Date provided by the Determination Agent and (ii) not later than 12:00 Noon, New York City time, on the Business Day next succeeding the applicable Valuation Date, advise the Company of the aggregate Cash Settlement Value of the exercised Warrants. The Determination Agent will not be responsible for good faith errors or omissions in determining or disseminating information regarding the Spot Portfolio Value. Except for Warrants subject to automatic exercise or that upon exercise entitle the Warrantholder to an Alternative Settlement Amount, the Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the second Business Day following the Valuation Date for such Warrants, (the "Funding Date"), New York Clearing House or next day funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making payment available (i) in respect of certificated Warrants to each registered holder of an exercised certificated Warrant prior to the close of business on the Business Day following the Funding Date (the "Settlement Date") in the form of a cashier's check or official bank check or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such Warrantholder in the United States (at such holder's election as specified in the applicable Exercise Notice), in an amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants or (ii) in respect of book-entry Warrants held through the facilities of DTC, prior to the close of business on the Settlement Date to each appropriate Participant in the form of a cashier's check or an official bank check or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice) in an amount equal to the aggregate Cash Settlement Value of the exercised Warrants held through such Participant. Each Participant will be responsible for disbursing payments to the Warrantholders it represents, and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

LIMIT OPTION

    Except for Warrants subject to automatic exercise and as described below with respect to payments of any Alternative Settlement Amount and except following an Extension Event, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot Portfolio Value that would otherwise be used to determine the Cash Settlement Value of such Warrants is three or more points lower than the Spot Portfolio Value for the day specified below (such closing level, the "Limit Option Reference Index"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the closing level of the Spot Portfolio Value on the relevant Exercise Date. If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a Business Day.

    To ensure that the Limit Option will have its intended effect of limiting the risk of any downward movement in the level of the Spot Portfolio Value between the date on which a Warrantholder submits an Exercise Notice and the related Valuation Date, such Exercise Notice and the related Warrants generally must be received by the Warrant Agent not later than 3:00 P.M., New York City time, on the Business Day on which it is submitted (except as permitted in the case of Warrants held through the facilities of CEDEL or Euroclear). See the illustration under "--Exercise of Warrants" herein.

    Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent will obtain the applicable Limit Option Reference Index from the Determination Agent and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise and either the Warrant Certificate evidencing such Warrants will be returned to the registered holder by first class mail at the Company's expense or, in the case of Warrants held through the facilities of DTC, such Warrants will be transferred to the account at DTC from which they were transferred to the Warrant Agent. To exercise such Warrants, a Warrantholder will be required to cause an Exercise Notice and the related Warrants to be submitted again to the Warrant Agent.

    In the case of a postponed Valuation Date, the Limit Option will continue to apply once elected by a Warrantholder in connection with an exercise of Warrants on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, any Delisting Date or the Cancellation Date (as defined herein) or following an Extension Event, all as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. Such Warrants will either (i) be exercised on a delayed basis if the applicable Spot Portfolio Value on the postponed Valuation Date is not three or more points lower than the Limit Option Reference Index or (ii) be excluded from being exercised if, on any applicable postponed Valuation Date, the applicable Spot Portfolio Value is three or more points lower than the Limit Option Reference Index.

    In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option, provided that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500. A Warrantholder may not combine definitive Warrants and book-entry Warrants in order to meet the 500 Warrant minimum requirements. See "Exercise of Warrants-- Minimum Exercise Amount" herein.

AUTOMATIC EXERCISE

    All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date or (ii) the Business Day immediately preceding any Delisting Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has at such time been postponed as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein, will be automatically exercised on such Expiration Date or Delisting Date, as the case may be, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described herein. The "Exercise Date" for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a Business Day, the next succeeding Business Day. The Warrant Agent will obtain the Spot Portfolio Value (determined as of the first Business Day following such date, which will be the Valuation Date for such Warrants, except in the case of an exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein) and will determine the Cash Settlement Value, if any, of such Warrants.

    In the case of certificated Warrants subject to automatic exercise, except in the case of an exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described under "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein, the Company will be required to make New York Clearing House or next day funds available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the second Business Day following the Valuation Date for such Warrants (the "Automatic Funding Date"). If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making a payment available to each registered holder of a certificated Warrant in the form of a cashier's check or official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such Warrantholder in the United States (at such holder's election) prior to the close of business on the Automatic Funding Date (or, in the case of payments made by wire transfer, prior to the close of business on the Business Day next succeeding the Automatic Funding Date) against receipt by the Warrant Agent at the Warrant Agent's Window of such holder's Warrant Certificates. Such payment will be in an amount equal to the aggregate Cash Settlement Value of the Warrants evidenced by such Warrant Certificates.

    In the case of book-entry Warrants held through DTC subject to automatic exercise, except in the case of an exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the Automatic Funding Date, New York Clearing House or next day funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to DTC prior to the close of business on the Automatic Funding Date in an amount sufficient to pay the aggregate Cash Settlement Value of the Warrants. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

EXTENSION EVENTS, EXTRAORDINARY EVENTS AND EXERCISE LIMITATION EVENTS

    Extension Events. If an event described in clause (i) of the definition of Exercise Limitation Event is continuing on the Expiration Date (an "Extension Event") the term of any outstanding Warrants will be extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), except that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of the Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date, then the term of the Warrants will not be extended and the Warrants will be deemed to be worthless. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of (i) the next Business Day on which there is no Extension Event (such Business Day, the "Early Extended Expiration Date") and (ii) any Delisting Date occurring on or after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Early Extended Expiration Date and any Delisting Date occurring on or after the Expiration Date.

    Any Warrants that expire on an Early Extended Expiration Date (i.e., due to there no longer being any Extension Event after the Expiration Date) will be deemed to be exercised on the Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date, and the holder of each such Warrant will receive the Alternative Settlement Amount, calculated using the value of the Portfolio Securities on such Early Extended Expiration Date, whether or not an Extraordinary Event or an Exercise Limitation Event is then continuing.

    If the term of the Warrants has been extended but an Extension Event is continuing (A) when the Warrants expire on the Extended Expiration Date or (B) on any Delisting Date occurring on or after the Expiration Date, the Warrants will be deemed to be worthless and the Company shall not be required to make any payments in respect thereof, whether or not an Extraordinary Event or an Exercise Limitation Event is then continuing. The Company will give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a newspaper with a national circulation. In such a case, the holders of such Warrants will lose their entire investment, even though the Cash Settlement Value of the Warrants, if calculated using the fair value of the Portfolio Securities at the time the Warrants are deemed to be worthless, would be greater than zero.

    "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event had occurred or was continuing.

    Extraordinary Events. The Warrant Agreement will provide that if the Company determines that an Extraordinary Event has occurred and is continuing on the Business Day on which a Spot Portfolio Value is to be determined (i.e., a Valuation Date) (the "Applicable Business Day"), then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Business Day following an Applicable Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described under "--Extension Events" herein, if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been cancelled on the Expiration Date or any Delisting Date, as the case may be. The Company shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation, if an Extraordinary Event shall have occurred.

    "Extraordinary Event" means any of the following events:

        (i) a suspension, material limitation or absence of trading of all of the Portfolio Securities;

        (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Portfolio or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

        (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of the United States or the trading of securities generally on the AMEX, NYSE or NASDAQ, or any other securities exchange) that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Portfolio or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

    For the purpose of determining whether an Extraordinary Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the AMEX, NYSE or NASDAQ, or any other securities exchange on which a Portfolio Security is traded, as the case may be, and (2) an "absence of trading" on the AMEX, NYSE or NASDAQ, or any other securities exchange on which a portfolio

Security is traded, will not include any time when the AMEX, NYSE or NASDAQ, or such other securities exchange, as the case may be, is closed for trading under ordinary circumstances.

    If the Company determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company, prior to the Expiration Date, may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the holder of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent.

    The "Alternative Settlement Amount" is equal to the amount calculated using the formula set forth below:

                                                     T           A
                                                     -           -
Alternative Settlement Amount = Intrinsic Value +  [ 2    x      B ]

    Intrinsic Value = the Cash Settlement Value of the Warrants determined as described under "--Cash Settlement Value" herein, but calculated with a Spot Portfolio Value determined by the Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever has given rise to the payment of the Alternative Settlement Amount;

    T = $5.25, the maximum initial offering price per Warrant;

    A = the total number of days from, but excluding the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

    B = the total number of days from, but excluding the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

    In calculating the Alternative Settlement Amount on the Expiration Date or an Early Extended Expiration Date, the Alternative Settlement Amount shall equal the Intrinsic Value. For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot Portfolio Value which fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

    Exercise Limitation Events. The Warrant Agreement will provide that if the Company determines that on an Applicable Business Day an Exercise Limitation Event has occurred and is continuing, then the Cash Settlement Value in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Business Day following such Applicable Business Day on which there is no Exercise Limitation Event or Extraordinary Event; provided that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described under "--Extension Events" herein, if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value, which shall be calculated as if the Warrants had been cancelled on the Expiration Date or any Delisting Date, as the case may be. The Company shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation, if an Exercise Limitation Event shall have occurred.

    "Exercise Limitation Event" means any of the following events:

        (i) a suspension, material limitation or absence of trading on the AMEX, NYSE or NASDAQ, or any other securities exchange on which a Portfolio security is traded, of 20% or more in number of the Portfolio Securities; or

        (ii) the suspension or material limitation on the AMEX or any other major futures, options or securities market (which as of the date of this Prospectus Supplement includes only the AMEX, but which in the Company's judgment may change in the future) of trading in futures or options contracts related to the Portfolio.

    For purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event; (3) a suspension of trading in a Portfolio Security or in a futures or options contract referred to in clauses
(i) and (ii) above, by reason of (x) a price change violating limits set by the AMEX or other futures or securities market on which futures or options contracts related to the Portfolio are traded or such other futures or securities market or (y) an imbalance of orders relating to Portfolio Securities or such contracts will constitute a suspension or material limitation of trading; (4) an "absence of trading" on the AMEX, NYSE or NASDAQ, or any other securities exchange, will not include any time when the AMEX, NYSE or NASDAQ, or such other securities exchange, is closed for trading under ordinary circumstances; and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

    In the case of Warrants as to which there has been a postponed Valuation Date resulting from an Extraordinary Event or an Exercise Limitation Event (including an Extension Event) or as a result of a number of Warrants exceeding the maximum permissible amounts, the Company will be required to make available to the Warrant Agent no later than 3:00 P.M., New York City time, on the second Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date") New York Clearing House or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, for such Warrants. The Warrant Agent will thereafter be responsible for making payment available to each registered holder who holds Warrants in certificated form in the form of a cashier's check or official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such Warrantholder in the United States (at such holder's election), in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such holder's exercised Warrants prior to the close of business on the Alternative Funding Date (or, in the case of payments made by wire transfer, prior to the close of business on the Business Day next succeeding the Alternative Funding Date). In the case of Warrants held through the facilities of DTC, if the Company has made such funds available by such time as noted above, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the Cash Settlement Value or Alternative Settlement Amount of the Warrants, if applicable, prior to the close of business on the Alternative Funding Date. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

    Certain of the Extraordinary Events and Exercise Limitation Events may be events that would tend to decrease the level of the Spot Portfolio Value, and accordingly decrease the Cash Settlement Value for the Warrants following the occurrence of any such Extraordinary Event or Exercise Limitation Event. However, as a result of any postponed exercise as described above, Warrantholders would not receive such Cash Settlement Value, but would receive instead a Cash Settlement Value (or, if applicable, an Alternative Settlement Amount) determined as of a later date. In any such case, any immediate impact of the related Extraordinary Event or Exercise Limitation Event on the Spot Portfolio Value may have been negated by interim market and other developments and, as a result of any such postponement, the Cash Settlement Value (or Alternative Settlement Amount) actually received by Warrantholders may be substantially different than the otherwise applicable Cash Settlement Value if the valuation of the Warrants had not been postponed.

WARRANT CERTIFICATES

    The Warrants originally will be issued as certificates in registered form (each, a "Warrant Certificate"). The Warrant Agent will from time to time register the transfer of any outstanding Warrant Certificate upon surrender thereof at the Warrant Agent's Window duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the registered holder thereof, a duly appointed legal representative or a duly authorized attorney. Such signature must be guaranteed by a bank or trust company having a correspondent office in New York City or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. A new Warrant Certificate will be issued to the transferee upon any such registration of transfer.

    At the option of a Warrantholder, unexercised Warrant Certificates may be exchanged for other Warrant Certificates representing a like number of Warrants, upon surrender to the Warrant Agent at the Warrant Agent's Window, of the Warrant Certificates to be exchanged. The Company thereupon will execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of unexercised Warrants.

    In the event that upon any exercise of Warrants evidenced by a Warrant Certificate, the number of Warrants exercised is fewer than the total number of Warrants evidenced by such Certificate, a new Warrant Certificate evidencing the number of Warrants not exercised will be issued to the registered holder or his assignee. See "--Exercise of Warrants--Minimum Exercise Amount" herein.

    If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for such mutilated Warrant Certificate or in replacement for such lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, but only (in the case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, satisfactory to them.

Warrantholders requesting replacement Warrant Certificates must also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe. In case all of the Warrants represented by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised (including upon automatic exercise), the Company in its discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat such Warrant Certificate the same as if the Warrant Agent had received an Exercise Notice in proper form in respect thereof or as being subject to automatic exercise, as the case may be.

    No service charge will be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection thereto, other than exchanges not involving any transfer. In the case of the replacement of mutilated, lost, stolen or destroyed Warrant Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

BOOK-ENTRY CONVERSION

    One hundred eighty calendar days after the consummation of the sale of the Warrants pursuant to this Prospectus Supplement, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from certificated to book-entry form by utilizing the Conversion Option. The Conversion Option will be available for 45 calendar days (the "Conversion Option Period") and is expected to run from August 21, 1996 through October 5, 1996.

    In order to be exchanged for a Warrant in book-entry form, a Warrant Certificate must be delivered to DTC, in proper form for deposit, by a Participant. Accordingly, a Warrantholder who is not a Participant (other than a Warrantholder holding Warrants through CEDEL or Euroclear) must deliver the Warrant Certificate, in proper form for deposit, to a Participant, either directly or through an indirect participant (such as a bank, brokerage firm, dealer or trust company that clears through, or maintains a custodial relationship with, a Participant) or brokerage firm which maintains an account with a Participant, in order to have its Warrant Certificate exchanged for a Warrant in book-entry form. Warrantholders who desire to exchange their Warrant Certificates for Warrants in book-entry form should contact their brokers or other Participants or indirect participants to obtain information on procedures for submitting their Warrant Certificate to DTC, including the proper form for submission and (during the Conversion Option Period) the cut-off times for same day and next day exchange. A Warrant Certificate held by the Warrantholder in nominee or "street" name may be automatically exchanged into book-entry form by the broker or other entity in whose name such Warrant Certificate is registered, without action of, or consent by, the beneficial owner of the related Warrant. In addition, a Warrant Certificate held through the facilities of CEDEL or Euroclear will automatically be exchanged into book-entry form by CEDEL or Euroclear, as the case may be, pursuant to the Conversion Option on the last day of the Conversion Option Period without action of, or consent by, the beneficial owner of the related Warrants. Accordingly, Warrantholders holding their Warrants through CEDEL or Euroclear who do not wish to convert the form in which they hold such Warrants to book-entry form must arrange to transfer their Warrants out of the CEDEL or Euroclear systems, as the case may be, prior to the last day of the Conversion Option Period. Thereafter, Warrantholders may no longer hold certificated Warrants through the facilities of CEDEL or Euroclear.

    Warrant Certificates received by DTC for exchange during the Conversion Option Period will be exchanged for Warrants in book-entry form by the close of business on the Business Day that those Warrant Certificates are received by DTC (if received by DTC at its then applicable cut-off time for same day credit) or on the following Business Day (if received by DTC at its then applicable cut off-time for next day credit). After the last day of the Conversion Option Period, DTC will not be required to accept delivery of Warrant Certificates in exchange for book-entry Warrants, but may permit

Warrant Certificates to be so exchanged on a case-by-case basis. However, there can be no assurance that such Warrant Certificates will be accepted for exchange. Warrant Certificates surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement or transfer until such exchange has been effected. Accordingly, if a change in the Spot Portfolio Value were to occur after a Warrant Certificate had been surrendered for exchange into book-entry form, a Warrantholder would not be able to take advantage of the changes by exercising the related Warrant until such exchange had been effected. Since Warrant Certificates are not required to be exchanged for Warrants in book-entry form, it is likely that not all Warrant Certificates will be so exchanged. Accordingly, Warrantholders purchasing Warrants in secondary market trading after commencement of the Conversion Option Period may wish specific arrangements with brokers or other Participants or indirect participants if they wish to purchase only Warrants in book-entry form and not Warrant Certificates. The Company has been informed by CEDEL and Euroclear that they will only clear Warrants in book-entry form after the Conversion Option Period.

    Once a Warrantholder has elected the Conversion Option, such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system. Accordingly, ownership of the Warrants in certificated form will no longer be available to investors who have elected the Conversion Option.

CEDEL AND EUROCLEAR

    Initially, Warrantholders may hold their Warrants in either book-entry or certificated form through Centrale de Livraison de Valeurs Mobiliees S.A. ("CEDEL") or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in such systems. However, as described above under "--Book Entry Conversion", it is anticipated that Warrant Certificates held through those systems will be converted into book-entry form on the last day of the Conversion Option Period and, accordingly, certificated ownership of Warrants will no longer be available through those systems after such day.

    CEDEL and Euroclear will hold omnibus certificated positions and omnibus book-entry positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will, in the case of certificated positions only, hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., New York Office ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York, New York Office ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries"). All securities in CEDEL or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Exercises of certificated Warrants by persons holding through CEDEL or Euroclear participants will be effected through Citibank or Morgan, as the case may be; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participants in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to the depositary to take action to effect the exercise of the Warrants on its behalf by delivering Warrants to the Warrant Agent and receiving payment in accordance with its normal procedures for next day funds settlement. Payments with respect to the certificated Warrants held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. See "--Exercise of Warrants" and "--Settlement" herein.

    Exercises of book-entry Warrants by persons holding through CEDEL or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its Depositary; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its Depositary to take action to effect its exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next day funds settlement. Payments with respect to the Warrants held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. See "--Exercise of Warrants" and "--Settlement" herein.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including U.S. dollars. CEDEL provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan's Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). Morgan is a member bank of the United States Federal Reserve System. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters (as defined herein). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    All information herein on CEDEL and Euroclear is derived from CEDEL or Euroclear, as the case may be, and reflects the policies of those organizations, which are subject to change without notice.

LISTING

    The Warrants have been approved for listing on the AMEX, subject to notice of issuance. The AMEX symbol for the Warrants is BVP.WS. The AMEX expects to cease trading the Warrants on such Exchange as of the close of business on the later of the Expiration Date or any Early Extended Expiration Date or Extended Expiration Date. See "Risk Factors--Delisting of the Warrants" herein.

DELISTING OF WARRANTS

    In the event that the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Exchange Act) on the AMEX, and not accepted at the same time for listing on another SRO, Warrants not previously exercised will be deemed automatically exercised on the last Business Day prior to the effective date of such delisting or trading suspension (such last Business Day prior to the effective date of delisting, the "Delisting Date"), and if such Delisting Date occurs prior to the Expiration Date, the Cash Settlement Value, if any, shall be calculated and settled as provided herein under "--Automatic Exercise", subject to a determination that the Warrants are worthless, as described above. If such Delisting Date occurs on or after the Expiration Date and prior to any Extended Expiration Date, the Warrants will be deemed to be worthless. See "--Extension Events, Extraordinary Events and Exercise Limitation Events" herein. The Company will notify Warrantholders as soon as practicable of such delisting or trading suspension. However, if the Company first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will be deemed the Delisting Date. The Company will covenant in the Warrant Agreement that it will not seek delisting of the Warrants from, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for the Warrants to be traded pursuant to the rules of another SRO that are filed with the Commission under the Exchange Act.

                                 THE PORTFOLIO

GENERAL

    The Portfolio consists of a diverse basket of the common stocks or ADRs of 43 corporations operating in several industry groups, including: computers, aerospace, retail, banking, cellular communications, pharmaceuticals, medical supplies, petroleum products, hotels/motels, toys and retail stationary. The Company believes that the Portfolio Securities in the Portfolio represent potentially attractive investments in these industry groups. The inclusion of a Portfolio Security in the Portfolio is not a recommendation to buy or sell that Portfolio Security, and neither the Company nor any of its affiliates makes any representation to any purchaser of Warrants as to the future performance of the Portfolio or any Portfolio Security.

    THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE WARRANTS OFFERED HEREBY AND DOES NOT RELATE TO THE PORTFOLIO SECURITIES. ALL SUMMARY DISCLOSURES CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE ISSUERS OF THE PORTFOLIO SECURITIES ARE DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED BELOW. THUS, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR OR SUBSEQUENT TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED BELOW) THAT WOULD AFFECT THE TRADING PRICE OF THE PORTFOLIO SECURITIES HAVE BEEN PUBLICLY DISCLOSED BY THE ISSUERS OF THOSE PORTFOLIO SECURITIES. THE COMPANY DOES NOT INTEND TO FURNISH TO HOLDERS OF WARRANTS SUBSEQUENT INFORMATION WITH RESPECT TO THE ISSUERS OF THE PORTFOLIO SECURITIES.

    The Company or its affiliates may from time to time engage in business with one or more of the issuers of the Portfolio Securities or, in the case of ADRs, the Underlying Shares, or with persons seeking to acquire those issuers, including providing advisory services to those issuers or other persons, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to those issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to those issuers. Bear Stearns may also from time to time make a market in one or more Portfolio Securities. The actions described in the preceding sentences, including merger and acquisition advisory services and market-making transactions, may directly adversely affect the Market Prices of the Portfolio Securities. The Company does not make any representation to any purchaser of Warrants with respect to any matters whatsoever relating to those issuers. Any prospective purchaser of Warrants should undertake such independent investigation of the issuers of the Portfolio Securities as the purchaser deems appropriate to make an informed decision with respect to an investment in the Warrants.

THE PORTFOLIO SECURITIES

    Each issuer of a Portfolio Security files certain information reports with the Commission pursuant to the Exchange Act. Based upon publicly available information, the following is a summary description of the business of the issuer of each Portfolio Security in each of the indicated industry groups:

    ALUMINUM COMPANY OF AMERICA Aluminum Company of America ("ALCOA") produces alumina, primary aluminum products and finished products, components and systems for industrial applications. ALCOA sells its products to packaging, transportation, building and industrial customers worldwide. In addition, ALCOA produces aluminum-based chemicals, vinyl products and plastic products.

    BIOMET, INC. Biomet, Inc. ("Biomet") designs, develops, produces and markets products used primarily by orthopedic medical specialists in both surgical and non-surgical therapy. Biomet's products include reconstructive and trauma devices, electrical bone growth stimulators, orthopedic support devices, operating room supplies, powered surgical instruments and other products sold in approximately 100 countries.

    THE BOEING COMPANY The Boeing Company ("Boeing") is one of the world's major aerospace firms. Boeing operates primarily in two industry segments: (i) commercial aircraft, which involves the development, production and marketing of commercial jet transports and providing related support services principally to commercial customers and (ii) defense and space, which involves research, development, production, modification and support of military aircraft and helicopters and related systems.

    CARDINAL HEALTH, INC. Cardinal Health, Inc. ("Cardinal") is a full-service wholesaler distributing a broad line of pharmaceuticals, surgical and hospital supplies, health and beauty aids and other items. These products are typically sold by retail drug stores, hospitals and other health care providers.

    CITICORP ("Citicorp"), the parent company of Citibank, is a global financial services organization. Citicorp's operations include commercial, mortgage and investment banking, trust services, consumer finance and credit card services. Clients include individuals, businesses, institutions and governments in the United States and in approximately 94 other countries and territories.

    COMPAQ COMPUTER CORPORATION Compaq Computer Corporation ("Compaq") designs, develops, manufactures and markets personal computers, PC systems and related products for business, government, home and educational customers. Compaq's products include portable, desktop, personal computers and servers. Manufacturing operations are located in the United States, Scotland, Singapore, Brazil and China.

    CUC INTERNATIONAL, INC. CUC International, Inc. ("CUC") is a membership-based consumer services company offering a variety of services to members. The Company's database programs and marketing services provide customers with savings in shopping, travel, dining, auto, financial products, insurance and banking. CUC provides its services through credit unions, financial institutions, retailers, fundraisers and other organizations.

    DONNKENNY, INC. Donnkenny, Inc. ("Donnkenny") designs, manufactures and markets women's sportswear under the brand name "Donnkenny Classics". Donnkenny also produces the "Mickey & Co." line of sportswear for women, men and children and the "Lewis Frimmel" line of girls' and women's sleepwear. Donnkenny operates showrooms in New York City, Atlanta, Charlotte, Dallas, Denver, Elmont (NY), Honolulu, Los Angeles, Minneapolis and Seattle and markets its products to department stores.

    ELECTRONIC ARTS INC. Electronic Arts Inc. ("Electronic Arts") creates, markets and distributes interactive entertainment software for a variety of hardware platforms. Electronic Arts' products are primarily developed for 16-bit and 32-bit computer platforms, including Sega Genesis, the Super Nintendo Entertainment System and floppy-disk based computers. These products are sold throughout the United States and Europe and in Asia.

    ENSERCH EXPLORATION, INC. Enserch Exploration, Inc. ("Enserch") explores, develops, produces and sells crude oil and natural gas. Enserch's activities are centered in Texas and the Gulf of Mexico.

    FEDERAL HOME LOAN MORTGAGE CORPORATION Federal Home Loan Mortgage Corporation ("Freddie Mac") is a stockholder owned corporation established by the U.S. Congress in 1970. Freddie Mac buys mortgages from lenders throughout the United States, then pools and packages them as securities and sells them to investors.

    FIRST USA, INC. First USA, Inc. is the fourth largest issuer of Visa and Master Card credit cards in the United States, and the fourth largest processor of credit card transactions on behalf of merchants accepting credit cards as payment for goods and services.

    GREEN TREE FINANCIAL CORPORATION Green Tree Financial Corporation ("Green Tree") originates conditional sales contracts for manufactured homes and site-built home improvements. Green Tree also markets physical damage and term mortgage life insurance and services contracts it previously originated. Through its principal offices in St. Paul, Minnesota and regional service centers, Green Tree serves all 50 states in the United States.

    HERSHEY FOODS CORPORATION Hershey Foods Corporation ("Hershey") is involved in the manufacture, distribution and sale of a broad line of chocolate, confectionery, grocery and pasta products. Hershey's brands include "Hershey's" chocolate milk, syrup, milk chocolate bars and chocolate chips. Hershey's pasta products include "Ronzoni" and "San Giorgio". Hershey produces, distributes and sells primarily in North America, but also has international interests.

    H. F. AHMANSON & COMPANY H. F. Ahmanson & Company ("H. F. Ahmanson") through its subsidiary, Home Savings of America (the "Bank"), conducts savings and loan activities and related financial services. The Bank operates through over 350 savings branches located in six states and 82 loan offices located in 12 states. H.F. Ahmanson's lending activities primarily involve loans for residential real estate.

    INTEL CORPORATION Intel Corporation ("Intel") designs, develops, manufactures and sells microcomputer components and related products. Intel's products include microprocessors, embedded processors and microcontrollers, memory chips, computer modules and boards, network and communication hardware and software products, personal conferencing software and cards and parallel supercomputers. Intel sells its products worldwide.

    KERR-MCGEE CORPORATION Kerr-McGee Corporation ("Kerr-McGee") explores and produces crude oil and natural gas, manufactures chemicals and mines coal and minerals. Kerr-McGee's oil and gas exploration and production operations are located in the North Sea, the Gulf of Mexico, Canada, China, South East Asia and the United States.

    KIMBERLY-CLARK CORPORATION Kimberly-Clark Corporation ("Kimberly-Clark") manufactures facial tissue, disposable diapers, feminine pads, paper towels, newsprint and paper for the office and tobacco industry. Trademarks include "Huggies", "Kleenex", and "Kotex". Kimberly-Clark also offers aircraft and air transportation services.

    LIGAND PHARMACEUTICALS INCORPORATED Ligand Pharmaceuticals Incorporated ("Ligand") develops small molecule drugs that regulate hormone activated intracellular receptors. These receptors play a role in regulating the genetic processes affecting diseases such as gynecological disorders, certain cancers and cardiovascular, inflammatory and skin diseases.

    LUXOTTICA GROUP S.P.A. Luxottica Group S.p.A. ("Luxottica") designs, manufactures, and markets traditional and designer eyeglass frames and sunglasses in the mid and premium price ranges. Luxottica offers over 1,700 styles of frames in a variety of fashions and colors. Luxottica sells its products to opticians, optometrists, opthalmalogists, health maintenance organizations and retail optical chains worldwide. Luxottica is organized under the laws of the Republic of Italy.

    MANVILLE CORPORATION Manville Corporation ("Manville") is a building products and forest products company. Through its subsidiaries, Riverwood International Corporation ("Riverwood") and Schuller International Group, Inc., Manville manufactures cartons, paperboard, lumber, plywood and insulation products. Manville also has interests in mining operations in Montana. In October 1995, Riverwood entered into a definitive merger agreement providing for the acquisition of Riverwood by an outside investor group and the senior management of Riverwood.

    MATTEL, INC. Mattel, Inc. ("Mattel") is a worldwide designer, manufacturer, marketer and distributor of a broad variety of toy products. Mattel's core product line includes "Barbie", "Fisher-Price", "Disney" and "Hot Wheels" toys and accessories. Mattel markets its products on a world wide basis throughout North and South America, Europe, Asia, Australia and Africa.

    MAXXIM MEDICAL, INC. Maxxim Medical, Inc. ("Maxxim") develops, manufactures and distributes physical therapy equipment, medical instruments and disposable hospital products used in hospitals and surgery centers. Maxxim's products include tubing, guidewires, gloves, infection control apparel, patient draping systems and procedure trays.

    MCI COMMUNICATIONS CORPORATION MCI Communications Corporation ("MCI") is a diversified communications company. MCI offers consumers and businesses long distance, wireless, local access, paging and advanced global telecommunications services.

    MFS COMMUNICATIONS COMPANY MFS Communications Company, Inc. ("MFS") provides communications and network integration services for business and government. MFS provides a wide range of high quality voice, data and other enhanced services and systems specifically designed to meet the requirements of business and government customers. Subsidiaries include MFS Telecom, Inc., MFS Datanet, Inc., MFS Intelenet Inc., MFS Network Technologies, Inc. and MFS International, Inc..

    MIRAGE RESORTS, INC. Mirage Resorts, Inc. ("Mirage") owns and operates several hotel-casino and destination resorts including "Treasure Island", a pirate themed casino-hotel, in Las Vegas, Nevada and a hotel-casino in Laughlin, Nevada. Mirage also has casino interests in Argentina and plans further hotel-casino development in Las Vegas.

    MOBILE TELECOMMUNICATION TECHNOLOGIES CORP. Mobile Telecommunication Technologies Corporation ("Mobile") is a diversified communications company providing nationwide paging services, telephone answering services and air-to-ground and marine telecommunications. Mobile also is developing an international paging and voice message network to link its US system with similar systems worldwide.

    MONSANTO COMPANY Monsanto Company ("Monsanto") is involved in the worldwide manufacture and sale of a diversified line of chemical and agricultural products, pharmaceuticals, low-calorie sweeteners, plastics and man-made fibers. Monsanto's products are marketed under the brand names "Lasso", "Roundup", "Nutrasweet" and "Searle."

    NEWS CORPORATION LTD. News Corporation Ltd. ("News Corporation") is an international media company. News Corporation, with operations in the United States, the United Kingdom, Australia and the Pacific Rim, is involved in the production and distribution of motion pictures and television programming, television and satellite broadcasting, the publication of newspapers, magazines, books and promotional inserts. In addition, News Corporation provides computer on-line services. News Corporation is an Australian Corporation.

    NINE WEST GROUP, INC. Nine West Group, Inc. ("Nine West") designs, develops and markets women's footwear. Nine West sells its shoes through department, specialty and independent stores and through approximately 400 of its own retail stores. Brand names include "Nine West", "Enzo Angiolini", "9 & Co." and "Westies".

    NORDSTROM, INC. Nordstrom, Inc. ("Nordstrom") is a specialty retailer of apparel, shoes and accessories for men, women and children. Nordstrom operates over 70 stores located in 10 states.

    OFFICEMAX, INC. OfficeMax, Inc. ("OfficeMax") retails office products at high-volume and deep discount. OfficeMax operates approximately 425 stores in 162 markets in 42 states and Puerto Rico. OfficeMax sells its merchandise to small and medium-sized businesses and to home office and individual customers.

    ORACLE CORPORATION Oracle Corporation ("Oracle") designs, develops, markets and supports computer software products with a variety of uses, including database management, applications development, decision support and end user applications. Oracle's primary product, the ORACLE7 Oracle Relational Database Management System, runs on a broad range of mainframes, minicomputers, and PC's.

    PARKER HANNIFIN CORPORATION Parker Hannifin Corporation is a worldwide manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power systems move and position materials, control machines, vehicles and equipment. Fluid power systems are used in agricultural machinery, construction equipment, food production, transportation and processing areas.

    PATRIOT AMERICAN HOSPITALITY, INC. Patriot American Hospitality, Inc. ("Patriot") acquires, owns, redevelops and repositions hotels. Patriot presently owns 15 full service and four limited service hotels and an executive conference center. The hotels are primarily franchise licensed with hotel companies such as "Marriot", "Hilton", "Sheraton", "Radisson", "Holiday Inn" and "Hampton Inn".

    PHARMACIA & UPJOHN, INC. Pharmacia & Upjohn, Inc. ("Pharmacia & Upjohn") is an international pharmaceutical and biotechnological group of companies. Pharmacia & Upjohn manufactures and markets a wide assortment of prescription and over-the-counter products. Several of the drugs made are anticancer drugs, contraceptives and medicines for pain-relief and rheumatoid arthritis. The drugs are produced in Europe and the United States and sold worldwide.

    SEAGATE TECHNOLOGY, INC. Seagate Technology, Inc. ("Seagate") designs, manufactures and markets approximately 100 rigid disc drive models with form factors from 2.5 to 5.25 inches and memory capacities of up to 9 Gigabytes. These drives record, store and retrieve digital information that cannot be stored in its entirety in the central processing unit. Seagate's products are distributed to original equipment manufacturers, value added resellers and various dealers.

    SEITEL, INC. Seitel, Inc. ("Seitel") operates a seismic database and provides corollary geophysical services to the petroleum industry. Seitel's DDD Energy subsidiary participates directly in petroleum exploration and production, applying its seismic technology with oil and gas companies.

    USF&G CORPORATION USF&G Corporation ("USF&G"), through approximately 3,800 independent agents, sells property and casualty insurance, life insurance and annuities in the United States. USF&G's subsidiary USFG Company is the 24th largest property and casualty insurer in the United States based on 1993 statutory net premiums written.

    VIACOM INC. Viacom Inc. ("Viacom") is a diversified entertainment and communications company with operations in five principal segments: networks and broadcasting, entertainment, video and music/theme parks, publishing and cable television. Viacom's holdings through its subsidiaries include the "Nickelodeon" cable channel, "Blockbuster" video stores, "Simon & Schuster" publishing and the "Paramount Pictures" movie studio.

    WELLS FARGO & COMPANY Wells Fargo & Company ("Wells Fargo") is a bank holding company. Wells Fargo attracts deposits and offers real estate, construction, consumer and commercial loans. Wells Fargo's non-banking operations include leasing, mortgage banking, consumer and agricultural credit, and credit life insurance.

    WENDY'S INTERNATIONAL, INC. Wendy's International, Inc. ("Wendy's") operates, develops and franchises a system of quick-service restaurants. The Restaurants offer hamburgers, salads and chicken sandwiches. Wendy's operates or franchises over 4,400 "Wendy's" restaurants in the United States and abroad.

    WMX TECHNOLOGIES, INC. WMX Technologies, Inc. ("WMX") provides comprehensive waste management services to commercial, industrial, municiple and residential customers in North America. WMX's services include collecting, processing, recovering and disposing of solid, chemical and radioactive wastes. Environmental services are also offered abroad through a subsidiary.

HISTORICAL INFORMATION

    The following table sets forth the high and low price for each of the Portfolio Securities as reported on the principal market in which it trades, during 1991, 1992, 1993, 1994, 1995 and through February 20, 1996, and the last reported sale price on December 31, 1991, 1992, 1993, 1994, 1995 and on February 20, 1996. Historical prices of the Portfolio Securities should not be taken as an indication of future performance. The historical prices set forth herein have been adjusted to reflect certain corporate events that affected those prices, including, but not limited to, stock splits and stock dividends. Certain adjustments to the Multiplier and the Portfolio will be made by the Determination Agent as set forth under "Description of Securities--Adjustments to the Multiplier and Portfolio". These adjustments may not correspond to the adjustments made in determining the historical stock prices set forth herein.

    PORTFOLIO SECURITIES                                                 HIGH                 LOW                LAST
    --------------------                                                 -----                ----               ----
Aluminum Company of America
  1991..........................................................   $ 36 9/16           $ 26 7/8            $ 32 3/16
  1992..........................................................     40 5/16             30 1/2              35 13/16
  1993..........................................................     39 3/16             29 1/2              34 11/16
  1994..........................................................     45 1/8              32 1/8              43 5/16
  1995..........................................................     60 1/4              36 7/8              52 7/8
  1996 (through February 20, 1996)..............................     57 5/8              49 1/8              54 1/4
Biomet, Inc.
  1991..........................................................     32 3/8               8 1/8              30 3/4
  1992..........................................................     30 1/2              13 3/4              16 1/4
  1993..........................................................     16 1/2               8 3/8              10 1/4
  1994..........................................................     14 1/4               9                  14
  1995..........................................................     19 7/8              13 1/8              17 7/8
  1996 (through February 20, 1996)..............................     20 5/8              17 3/8              18 7/8
The Boeing Company
  1991..........................................................     53                  41 1/4              47 3/4
  1992..........................................................     54 5/8              33 1/8              40 1/8
  1993..........................................................     44 3/4              33 3/8              43 1/4
  1994..........................................................     50 1/8              42 1/8              47
  1995..........................................................     80                  44 3/8              78 3/8
  1996 (through February 20, 1996)..............................     83 7/8              75 3/8              80 3/4
Cardinal Health, Inc.
  1991..........................................................     31                  16                  24 13/32
  1992..........................................................     27 13/64            19                  24 13/64
  1993..........................................................     38 19/32            19 19/32            38
  1994..........................................................     48 1/4              33 13/64            46 3/8
  1995..........................................................     58 1/8              41 1/2              54 3/4
  1996 (through February 20, 1996)..............................     62 1/4              52 7/16             58 1/8

    PORTFOLIO SECURITIES                                                 HIGH                 LOW                LAST
    --------------------                                                 ----                 ---                ----
                                                                                          >
Citicorp
  1991..........................................................     17 1/2               8 1/2              10 3/8
  1992..........................................................     22 1/2              10 3/8              22 1/4
  1993..........................................................     39 3/4              20 1/2              36 7/8
  1994..........................................................     47 3/4              36                  41 3/8
  1995..........................................................     74                  38 1/2              67 1/4
  1996 (through February 20, 1996)..............................     77 3/8              62                  73 7/8
Compaq Computer Corporation
  1991..........................................................     24 3/4               7 3/8               8 51/64
  1992..........................................................     16 5/8               7 27/64            16 1/4
  1993..........................................................     25 1/4              13 59/64            24 5/8
  1994..........................................................     42 1/8              24 5/64             39 1/2
  1995..........................................................     56 3/4              31 1/8              48
  1996 (through February 20, 1996)..............................     52 3/8              43 1/8              49 1/2
CUC International Inc.
  1991..........................................................      9 25/32             3 29/32             9 3/16
  1992..........................................................     12 57/64             7 43/64            12 57/64
  1993..........................................................     26 1/2              11 1/16             24
  1994..........................................................     23 59/64            16 43/64            22 11/64
  1995..........................................................     39 1/4              21 3/4              34 1/8
  1996 (through February 20, 1996)..............................     39 7/8              30 1/8              31 1/8
Donnkenny, Inc.1
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     n/a                 n/a                 n/a
  1993..........................................................      9 11/16             5 3/4               9 3/8
  1994..........................................................     13 5/16              5 1/8               7 1/2
  1995..........................................................     18 1/4               6 3/4              18 1/8
  1996 (through February 20, 1996)..............................     18 5/8              10 1/8              13 1/2
Electronic Arts Inc.
  1991..........................................................      9 5/8               2 7/32              9 9/16
  1992..........................................................     21 3/4               9 3/16             20 5/8
  1993..........................................................     42                  19 3/4              30
  1994..........................................................     33 1/2              12 3/4              19 1/4
  1995..........................................................     42 1/4              15 3/8              26 1/8
  1996 (through February 20, 1996)..............................     27 7/8              21 1/8              26 1/4
Enserch Exploration Inc.
  1991..........................................................     10                   6 1/2               7
  1992..........................................................      8 1/4               6 1/4               7 3/8
  1993..........................................................     12 1/4               7 3/8              10 3/8
  1994..........................................................     11                   5 3/4               9 7/8
  1995..........................................................     14 7/8               9 1/4              11 5/8
  1996 (through February 20, 1996)..............................     12                   9 1/4              11
Federal Home Loan Mortgage Corporation
  1991..........................................................     46 21/64            14 3/4              45 53/64
  1992..........................................................     49 1/4              33 3/4              48 3/8
  1993..........................................................     56 3/4              45 1/4              49 7/8
  1994..........................................................     62 7/8              47                  50 1/2
  1995..........................................................     83 5/8              49 7/8              83 1/2
  1996 (through February 20, 1996)..............................     90 5/8              76 1/4              83 7/8

------------
(1) Donnkenny commenced trading on June 17, 1993, upon consummation of its initial public offering.


    PORTFOLIO SECURITIES                                              HIGH                 LOW                LAST
    --------------------                                              ----                 ---                ----

First USA, Inc.2
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     11 3/4               5 1/16             11 5/8
  1993..........................................................     39 11/16            10                  35 3/4
  1994..........................................................     46 5/8              26 1/2              32 7/8
  1995..........................................................     55 5/8              32                  44 3/8
  1996 (through February 20, 1996)..............................     54                  42 3/8              49 1/2
Green Tree Financial Corporation
  1991..........................................................      5 59/64             1 1/8               4 7/8
  1992..........................................................      6 31/64             3 49/64             6
  1993..........................................................     15 5/8               5 51/64            12
  1994..........................................................     17 7/16             10 3/4              15 3/16
  1995..........................................................     32 3/8              14 11/16            26 3/8
  1996 (through February 20, 1996)..............................     31 1/2              23                  29 3/8
Hershey Foods Corporation
  1991..........................................................     44 1/2              35 1/8              44 3/8
  1992..........................................................     48 3/8              38 1/4              47
  1993..........................................................     55 7/8              43 1/2              49
  1994..........................................................     53 1/2              41 1/8              48 3/8
  1995..........................................................     67 7/8              48                  65
  1996 (through February 20, 1996)..............................     78 5/8              63 7/8              78 5/8
H. F. Ahmanson & Company
  1991..........................................................     20 7/8              12                  17 3/8
  1992..........................................................     19 1/2              13                  19 1/4
  1993..........................................................     22 1/8              16 3/4              19 5/8
  1994..........................................................     22 3/4              15 1/4              16 1/8
  1995..........................................................     28 3/8              16                  26 1/2
  1996 (through February 20, 1996)..............................     26 3/4              21 1/4              23 1/2
Intel Corporation
  1991..........................................................     14 13/16             9 7/16             12 1/4
  1992..........................................................     22 7/8              11 5/8              21 3/4
  1993..........................................................     37 1/4              21 3/8              31
  1994..........................................................     36 3/4              28                  31 15/16
  1995..........................................................     78 3/8              31 1/2              56 3/4
  1996 (through February 20, 1996)..............................     60                  49 13/16            57 7/8
Kerr-McGee Corporation
  1991..........................................................     46 7/8              35 1/8              38 5/8
  1992..........................................................     46 3/8              35 5/8              45
  1993..........................................................     56                  41 3/4              45 1/4
  1994..........................................................     51                  40                  46 1/4
  1995..........................................................     64                  44                  63 1/2
  1996 (through February 20, 1996)..............................     65 5/8              60 1/2              62 1/8
Kimberly-Clark Corporation
  1991..........................................................     52 1/4              38                  50 11/16
  1992..........................................................     63 1/4              46 1/4              59
  1993..........................................................     62                  44 5/8              51 7/8
  1994..........................................................     60                  47                  50 3/8
  1995..........................................................     83                  47 1/4              82 3/4
  1996 (through February 20, 1996)..............................     83                  75 1/2              78 5/8

------------
(2) First USA commenced trading on May 28, 1992, upon consummation of its initial public offering.

    PORTFOLIO SECURITIES                                              HIGH                 LOW                LAST
    --------------------                                              ----                 ---                ----

Ligand Pharmaceuticals Incorporated (Class B Common Stock)3
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     14 1/2               9 1/2              10 1/2
  1993..........................................................     12 1/4               8 1/2              11 3/4
  1994..........................................................     10                   6                   8 1/4
  1995..........................................................     11 3/8               5 1/2              10 3/4
  1996 (through February 20, 1996)..............................     13 3/4               9 3/4              12 1/2
Luxottica Group S.p.A. (ADR)
  1991..........................................................     27 7/8               9 5/8              27 1/2
  1992..........................................................     32 13/16            21 1/2              25 1/8
  1993..........................................................     29 3/4              19 5/8              29 1/4
  1994..........................................................     36 5/8              27 5/8              34 1/8
  1995..........................................................     59 3/4              31 1/8              58 1/2
  1996 (through February 20, 1996)..............................     73 1/2              55 3/4              73 1/2
Manville Corporation
  1991..........................................................      8 1/2               4                   7 7/8
  1992..........................................................     10 7/8               7 5/8               8 5/8
  1993..........................................................      9 3/4               6 1/2               8 1/2
  1994..........................................................     10 1/8               7                   9
  1995..........................................................     15 1/4               8 1/4              13
  1996 (through February 20, 1996)..............................     13 3/8              12 3/8              13 1/4
Mattel, Inc.
  1991..........................................................     14 15/64             6 15/64            14 9/64
  1992..........................................................     17 9/32             12 11/16            16 15/64
  1993..........................................................     19 11/16            13 1/8              17 11/16
  1994..........................................................     23 19/32            16 9/16             20 3/32
  1995..........................................................     31 1/8              19 45/64            30 3/4
  1996 (through February 20, 1996)..............................     35 1/4              29 1/8              35 1/4
Maxxim Medical, Inc.
  1991..........................................................     17 5/8               4 3/8              17 1/2
  1992..........................................................     24 1/4              11 1/2              13 7/8
  1993..........................................................     20 5/8              12 1/4              20
  1994..........................................................     20 1/2              10 3/8              14 1/2
  1995..........................................................     17                  12 1/4              16 3/4
  1996 (through February 20, 1996)..............................     20 3/8              16 1/8              19 5/8
MCI Communications Corporation
  1991..........................................................     15 15/16             8 15/16            15 1/8
  1992..........................................................     20 7/16             14 3/4              19 13/16
  1993..........................................................     29 7/8              18 13/16            28 1/4
  1994..........................................................     29                  17 1/4              18 3/8
  1995..........................................................     27 1/2              17 3/8              26 1/8
  1996 (through February 20, 1996)..............................     31                  25 5/8              29 1/8

------------
(3) Ligand commenced trading on November 18, 1992, upon consummation of its initial public offering.


    PORTFOLIO SECURITIES                                             HIGH                 LOW                LAST
    --------------------                                             ----                 ---                ----


MFS Communications Company, Inc.4
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     n/a                 n/a                 n/a
  1993..........................................................     57 3/4              23 1/2              32 1/2
  1994..........................................................     41 1/2              20 1/2              32 3/4
  1995..........................................................     53 3/4              28 3/4              53 1/4
  1996 (through February 20, 1996)..............................     68                  47 3/4              60
Mirage Resorts, Incorporated
  1991..........................................................     12 1/2               6 35/64            11 3/32
  1992..........................................................     14 27/32             8 51/64            13 3/32
  1993..........................................................     25                  13 3/32             23 7/8
  1994..........................................................     27                  16 5/8              20 1/2
  1995..........................................................     35 1/8              19 3/4              34 1/2
  1996 (through February 20, 1996)..............................     43 5/8              33 1/8              41 7/8
Mobile Telecommunication Technologies Corp.
  1991..........................................................     12                   5 5/8              10 3/8
  1992..........................................................     14 7/8               8                  13 7/8
  1993..........................................................     39                  13 1/2              24 1/4
  1994..........................................................     26 1/4              14 5/8              19 1/2
  1995..........................................................     36 3/8              18 3/4              21 3/8
  1996 (through February 20, 1996)..............................     21 7/8              16 1/8              16 7/8
Monsanto Company
  1991..........................................................     76                  46                  67 7/8
  1992..........................................................     71 1/4              49 3/4              57 5/8
  1993..........................................................     75                  48 7/8              73 3/8
  1994..........................................................     86 1/2              66 1/2              70 1/2
  1995..........................................................    124 3/4              68 1/4             122 1/2
  1996 (through February 20, 1996)..............................    134 7/8             115 3/8             130 1/8
The News Corporation (ADR)
  1991..........................................................     12 15/16             2 11/16            11 9/16
  1992..........................................................     21 1/4              10 5/8              20 3/8
  1993..........................................................     31 5/8              18                  26 3/8
  1994..........................................................     30 1/2              15                  15 5/8
  1995..........................................................     25 1/8              14 3/8              21 3/8
  1996 (through February 20, 1996)..............................     22 1/4              20 1/4              21 5/8
Nine West Group Inc.5
  1991..........................................................          n/a                 n/a                 n/a
  1992..........................................................          n/a                 n/a                 n/a
  1993..........................................................     35                  17 3/4              29 1/2
  1994..........................................................     35                  23 3/4              28 3/8
  1995..........................................................     48 3/4              26 3/8              37 1/2
  1996 (through February 20, 1996)..............................     39 3/8              28 1/2              34 3/4

------------
(4) MFS commenced trading on May 20, 1993, upon consummation of its initial public offering.

(5) Nine West commenced trading on February 3. 1993, upon consummation of its initial public offering.


    PORTFOLIO SECURITIES                                                 HIGH            LOW                LAST
    --------------------                                                -----            ---                ----


Nordstrom, Inc.
  1991..........................................................     53                  22                  36
  1992..........................................................     42 3/4              25 1/2              38 3/4
  1993..........................................................     43 1/2              25 1/4              33
  1994..........................................................     49 3/4              31                  42
  1995..........................................................     45 1/4              35                  40 1/2
  1996 (through February 20, 1996)..............................     43 3/8              38                  41 7/8
OfficeMax, Inc.6
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     n/a                 n/a                 n/a
  1993..........................................................     n/a                 n/a                 n/a
  1994..........................................................     17 43/64            14 27/64            17 43/64
  1995..........................................................     26 1/2              14 37/64            22 3/8
  1996 (through February 20, 1996)..............................     24 7/8              17 3/4              22
Oracle Corporation
  1991..........................................................      5 35/64             1 53/64             4 53/64
  1992..........................................................      9 35/64             4                   9 29/64
  1993..........................................................     25 11/64             8 7/8              19 11/64
  1994..........................................................     31                  17 1/2              29 27/64
  1995..........................................................     48 3/4              26 43/64            42 3/8
  1996 (through February 20, 1996)..............................     53 1/4              39 1/2              51 7/8
Parker-Hannifin Corporation
  1991..........................................................     20 43/64            15 11/64            20 27/64
  1992..........................................................     24 11/64            17 27/64            19 3/4
  1993..........................................................     25 27/64            18 43/64            25 11/64
  1994..........................................................     31 27/64            22 43/64            30 21/64
  1995..........................................................     41 1/2              27 37/64            34 1/4
  1996 (through February 20, 1996)..............................     37 1/2              31 7/8              35 5/8
Patriot American Hospitality, Inc.7
  1991..........................................................     n/a                 n/a                 n/a
  1992..........................................................     n/a                 n/a                 n/a
  1993..........................................................     n/a                 n/a                 n/a
  1994..........................................................     n/a                 n/a                 n/a
  1995..........................................................     25 3/4              23 1/4              25 3/4
  1996 (through February 20, 1996)..............................     28 1/2              25                  28
Pharmacia & Upjohn, Inc.8
  1991..........................................................          n/a                 n/a                 n/a
  1992..........................................................          n/a                 n/a                 n/a
  1993..........................................................          n/a                 n/a                 n/a
  1994..........................................................          n/a                 n/a                 n/a
  1995..........................................................     40 1/4              32 3/8              38 3/4
  1996 (through February 20, 1996)..............................     44 1/4              35 7/8              42 5/8

------------
(6) OfficeMax commenced trading on November 2, 1994, upon consummation of its initial public offering.

(7) Patriot commenced trading on September 27, 1995, upon consummation of its initial public offering.

(8) Pharmacia & Upjohn, the result of a merger between Pharmacia Aktienbolag and The Upjohn Company, began trading on November 3, 1995.


    PORTFOLIO SECURITIES                                            HIGH                 LOW                LAST
    --------------------                                            ----                 ---                ----

Seagate Technology, Inc.
  1991..........................................................     19 7/8               7 1/8               9 1/8
  1992..........................................................     22 3/8               9                  19 5/8
  1993..........................................................     25 1/8              13 1/8              23 3/4
  1994..........................................................     28 3/4              18 5/8              24
  1995..........................................................     54 3/4              23 5/8              47 1/2
  1996 (through February 20, 1996)..............................     63 1/2              44 3/4              63 1/2
Seitel, Inc.
  1991..........................................................     15 5/64              8                  10 3/64
  1992..........................................................     11 33/64             4 7/8              11 1/4
  1993..........................................................     14 3/8               6 1/2              13 3/4
  1994..........................................................     37                  13 3/8              21 1/2
  1995..........................................................     35 1/2              18 7/8              35 3/8
  1996 (through February 20, 1996)..............................     35 1/2              23 1/4              25 7/8
USF&G Corporation
  1991..........................................................     12 1/2               5 5/8               7 1/4
  1992..........................................................     15                   7 1/8              12 3/8
  1993..........................................................     19 5/8              11 1/8              14 3/4
  1994..........................................................     16 1/8              11 11/16            13 5/8
  1995..........................................................     19 1/2              13 3/8              16 7/8
  1996 (through February 20, 1996)..............................     17 1/2              15 1/4              16 1/2
Viacom, Inc. (Class B Common Stock)
  1991..........................................................     34 7/8              22 7/8              34 1/8
  1992..........................................................     41 7/8              27                  41 7/8
  1993..........................................................     61 1/4              35 1/4              44 7/8
  1994..........................................................     45                  21 3/4              40 3/4
  1995..........................................................     54 1/4              40 1/4              47 3/8
  1996 (through February 20, 1996)..............................     47 5/8              36 3/4              40 1/4
Wells Fargo & Company
  1991..........................................................     98 3/4              48                  58
  1992..........................................................     86 3/8              56 3/8              76 3/8
  1993..........................................................    133 1/2              74 3/4             129 3/8
  1994..........................................................    160 3/4             127 1/8             145
  1995..........................................................    230 1/4             141                 216
  1996 (through February 20, 1996)..............................    259 1/2             202 3/4             245 3/4
Wendy's International, Inc.
  1991..........................................................     11                   5 7/8               9 7/8
  1992..........................................................     14 1/4               9 5/8              12 5/8
  1993..........................................................     17 3/8              12 3/8              17 3/8
  1994..........................................................     18 1/2              13 1/4              14 3/8
  1995..........................................................     22 3/4              14 3/8              21 1/4
  1996 (through February 20, 1996)..............................     22 1/2              17 1/4              18
WMX Technologies, Inc.
  1991..........................................................     44 3/8              32 5/8              42 1/8
  1992..........................................................     46 5/8              32                  40
  1993..........................................................     40 1/4              23                  26 3/8
  1994..........................................................     30 3/4              22 5/8              26 1/8
  1995..........................................................     32 1/2              25 3/4              29 3/4
  1996 (through February 20, 1996)..............................     31 1/8              27 3/4              28 3/8

    The following table and graph set forth the historical Spot Portfolio Values at March 31, June 30, September 30 and December 31 in each of 1991, 1992, 1993, 1994, 1995. Historical Portfolio Values should not be taken as an indication of future performance. The historical values set forth herein have been adjusted to reflect certain corporate events that affected those values, including, but not limited to, stock splits and stock dividends. Certain adjustments to the Multiplier and the Portfolio will be made by the Determination Agent as set forth under "Description of Warrants--Adjustments to the Multiplier and Portfolio herein." Those adjustments may not correspond to the adjustments made in determining the historical Spot Portfolio Values set forth herein. Certain of the Portfolio Securities have not been trading for the entire period for which historical values were calculated. For the Portfolio Securities that commenced trading during the period that the historical values were calculated, the historical values set forth herein were calculated using the initial trading price of such Portfolio Security for all periods prior thereto.

    DATE                                                                     SPOT PORTFOLIO VALUE
    ----                                                                     --------------------
1991
  March 31................................................................         49.70663
  June 30.................................................................         48.70240
  September 30............................................................         50.69422
  December 31.............................................................         55.38661
1992
  March 31................................................................         55.12147
  June 30.................................................................         54.03608
  September 30............................................................         54.34849
  December 31.............................................................         60.53084
1993
  March 31................................................................         62.84790
  June 30.................................................................         65.87187
  September 30............................................................         72.87270
  December 31.............................................................         72.87799
1994
  March 31................................................................         69.78415
  June 30.................................................................         69.95856
  September 30............................................................         73.85126
  December 31.............................................................         71.02635
1995
  March 31................................................................         77.88692
  June 30.................................................................         88.16374
  September 30............................................................         97.62587
  December 31.............................................................         98.29223


                                                     Historical Spot Portfolio Values
                                               (Spot Portfolio Values through December 1995)


110.00 -

100.00 -


 90.00 -


 80.00 -


 70.00 -


 60.00 -


 50.00 -


 40.00 -

          Mar 91   Jun 91   Sept 91   Dec 91   Mar 92   Jun 92   Sept 92   Dec 92   Mar 93   Jun 93   Sept 93   Dec 93   Mar 94


                                                     Historical Spot Portfolio Values
                                               (Spot Portfolio Values through December 1995)




110.00 -


100.00 -


 90.00 -


 80.00 -


 70.00 -


 60.00 -


 50.00 -


 40.00 -

          Jun 94    Sept 94   Dec 94   Mar 95    Jun 95    Sept 95   Dec 95


GRAPHIC DESCRIPTION (1): The above mentioned graph provides a graphical reference of the historical Stock Portfolio Values at March 31, June 30, September 30 and December 31 in each of 1991, 1992, 1993, 1994 and 1995, which respective values are found on page S-49.

Source: Prepared by the Company from data obtained from the primary market on which each Portfolio Security is traded.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes the material U.S. Federal income tax consequences of the ownership and disposition of a Warrant and is based on the opinion of Weil, Gotshal & Manges LLP, special tax counsel to the Company. Such summary generally considers only Warrants held as capital assets by U.S. Holders (as defined herein) and does not consider holders in special situations, such as dealers in options, securities or currencies, tax-exempt entities, S corporations or persons who hold a Warrant in the ordinary course of business, financial institutions or life insurance companies. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; such authorities may be repealed, revoked or modified, possibly on a retroactive basis, so as to result in Federal income tax consequences different from those discussed below.

    This summary does not address every U.S. Federal income tax issue raised by the ownership of Warrants. In particular, this summary does not consider (i) the income tax consequences of holding Warrants as a hedge against currency or security price risks or the hedging of the Warrants themselves, or (ii) the possible application of the "straddle" rules of the Code to a Warrantholder as a result of holding other "positions" (within the meaning of Section 1092 of the Code) or (iii) whether a Warrantholder is holding Warrants as part of a "conversion transaction" within the meaning of Section 1258 of the Code. Any of these factors might substantially alter the tax consequences described below and may require specific identification of positions in the Warrants before the close of the day on which they are acquired. This discussion also does not address the tax consequences to shareholders, partners or beneficiaries of a Warrantholder or any U.S. Federal alternative minimum tax, gift tax or estate tax consequences. Accordingly, prospective purchasers of Warrants are urged to consult their own tax advisers concerning the U.S. Federal, state and local tax consequences, in light of their own particular circumstances (including whether they would be treated as a dealer for federal tax purposes), of owning Warrants.

    As used herein, a "U.S. Holder" of a Warrant means a holder that is a citizen or resident of the United States, a domestic corporation or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

TAXATION OF WARRANTS HELD AT THE CLOSE OF TAXABLE YEAR

    Each Warrant will be treated as a "section 1256 contract" which must be "marked-to-market" (i.e., treated as sold at fair market value) by each U.S. Holder on the last business day of each of its taxable years. Under these mark-to-market rules, a U.S. Holder of a Warrant will recognize gain or loss equal to the difference between the fair market value of the Warrant on the last business day of each of its taxable years (as determined by the Warrant's trading price on that day) and the U.S. Holder's tax basis for the Warrant (as described below). As a result of these mark-to-market rules, a U.S. Holder might incur Federal income tax liability on an annual basis in respect of an increase in the value of the Warrant without the receipt of cash attributable thereto.

SALE, EXCHANGE AND EXERCISE OF WARRANTS

    Upon sale, exchange, exercise (including automatic exercise) or lapse of a Warrant, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized, if any, and the U.S. Holder's tax basis in the Warrant. A U.S. Holder's tax basis in a Warrant will equal the amount paid for the Warrant, plus or minus the net gain or loss recognized under the mark-to-market rules by the U.S. Holder in respect of the Warrant in prior taxable years.

CHARACTER OF GAIN OR LOSS

    Any gain or loss with respect to a Warrant--either under the mark-to-market rules or on a sale, exchange or exercise--will be capital gain or loss and will be 60% long-term capital gain or loss and 40% short-term capital gain or loss, irrespective of the actual period of time that the Warrant was held by the disposing U.S. Holders.

    With respect to a corporate U.S. Holder, capital losses for a taxable year are allowed only to the extent of the holder's capital gains for such year, but may be carried back for three taxable years and carried forward for five taxable years. Capital losses of an individual U.S. holder in a taxable year generally are allowed only to the extent of the holder's capital gains for the taxable year plus a maximum of $3,000, but may be carried forward indefinitely. An individual may elect, however, to carry net section 1256 contract losses for the taxable year back against net section 1256 contract gains for the three preceding taxable years, provided such carryback does not increase or produce a net operating loss for such years. For individuals with significant ordinary income, long-term capital gains are generally taxed at lower rates than items of ordinary income.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNERSHIP OF A WARRANT BY A NON-U.S. HOLDER

    Subject to the discussion below of backup withholding, in general, a holder of a Warrant who or which is (i) a non-resident alien individual or (ii) a foreign corporation, estate or trust which is not subject to U.S. Federal income tax on a net income basis in respect of a Warrant (each such person or entity, a "Non-U.S. Holder") will not be subject to U.S. Federal withholding tax with respect to amounts received, if any, with respect to a Warrant.

BACKUP WITHHOLDING

    In general, the proceeds received from a sale, exchange, cancellation or exercise of a Warrant by a U.S. Holder will be subject to information reporting, and may be subject to a U.S. "backup" withholding at a rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise comply with applicable U.S. information reporting or certification requirements or otherwise establish an exemption. Such payment made to a Non-U.S. Holder will not be subject to information reporting or backup withholding if the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalty of perjury, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. Any amounts so withheld would be refundable or allowed as a credit against such Holder's U.S. Federal income tax liability.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the "Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the number of Warrants set forth opposite its name:

    UNDERWRITERS                                            NUMBER OF WARRANTS
    ------------                                            ------------------
Bear, Stearns & Co. Inc. ................................          594,000
Deutsche Morgan Granfell/C.J. Lawrence Inc. .............           22,000
EVEREN Securities, Inc. .................................           22,000
George K. Baum & Company.................................           11,000
Brean Murray, Foster Securities Inc .....................           11,000
The Chicago Corporation..................................           11,000
Commonwealth Associates..................................           11,000
Cowen & Company..........................................           11,000
Crowell, Weedon & Co. ...................................           11,000
Dain Bosworth Incorporated...............................           11,000
Donald & Co. Securities, Inc. ...........................           11,000
First Albany Corporation.................................           11,000
First Southwest Company..................................           11,000
Furman Selz LLC..........................................           11,000
Gruntal & Co., Incorporated..............................           11,000
Hanifen, Imhoff Inc .....................................           11,000
Interstate/Johnson Lane Corporation......................           11,000
Jefferies & Company, Inc.................................           11,000
Josephthal Lyon & Ross Incorporated......................           11,000
JW Charles Securities, Inc...............................           11,000
C.L. King & Associates, Inc. ............................           11,000
Ladenburg, Thalmann & Co. Inc. ..........................           11,000
WR Lazard, Laidlaw & Luther Incorporated.................           11,000
Legg Mason Wood Walker, Incorporated.....................           11,000
Needham & Company, Inc. .................................           11,000
Nutmeg Securities, Ltd. .................................           11,000
The Ohio Company.........................................           11,000
Parker/Hunter Incorporated...............................           11,000
Piper Jaffray Inc. ......................................           11,000
Principal Financial Securities, Inc. ....................           11,000
Ragen Mackenzie Incorporated.............................           11,000
Rauscher Pierce Refsnes, Inc. ...........................           11,000
Raymond James & Associates, Inc..........................           11,000
The Robinson-Humphrey Company, Inc. .....................           11,000
Rodman & Renshaw, Inc. ..................................           11,000
Sanders Morris Mundy Inc. ...............................           11,000
Scott & Stringfellow, Inc. ..............................           11,000
Southwest Securities, Inc. ..............................           11,000
Stifel, Nicolaus & Company, Incorporated.................           11,000
Sutro & Co. Incorporated.................................           11,000
Tucker Anthony Incorporated..............................           11,000
Van Kasper & Company.....................................           11,000
Vector Securities International, Inc. ...................           11,000
Wedbush Morgan Securities Inc. ..........................           11,000
Wheat First Butcher Singer...............................           11,000
                                                                ----------
      Total..............................................        1,100,000
                                                                ==========

    The Underwriters have advised the Company that they propose to offer the Warrants to the public initially at the offering price set forth on the cover page of this Prospectus Supplement, except that the price will be $5.125 per Warrant for the purchase of 50,000 or more Warrants, in any single transaction in this offering, subject to the holding period requirements described herein. In addition, the Underwriters propose to offer the Warrants to certain dealers at a price that represents a concession not in excess of $.22 per Warrant. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.05 per Warrant to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

    Any investor who purchases at least 50,000 Warrants in a single transaction in this offering and agrees with the Underwriters not to sell such Warrants for a period of 30 days following the date of this Prospectus Supplement without the consent of Bear Stearns, as representative of the Underwriters, will be entitled to purchase the Warrants at the reduced price as discussed above. If Bear Stearns determines that an investor failed to comply with this 30-day holding period, such investor will be obligated to pay to the Underwriters the difference between the offering price and the reduced price paid for the Warrants purchased by such investor. Should investors who are subject to the holding period requirement sell their Warrants immediately following the expiration of the holding period, the market price of the Warrants may be adversely affected.

    The Company has granted the Underwriters an option, exercisable within thirty days of the date of this Prospectus Supplement, to purchase up to 165,000 additional Warrants from the Company at the same price per Warrant as described above. This option may be exercised only for the purpose of covering over-allotments, if any, made in the sale of the Warrants offered hereby.

    The Underwriting Agreement provides that the obligation of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Warrants if any are purchased.

    The Company has agreed to indemnify the Underwriters and the "qualified independent underwriter" against, and to contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Bear Stearns is a wholly owned subsidiary of the Company. The participation of Bear Stearns in the offer and sale of the Warrants complies with the requirements of Schedule E ("Schedule E") of the By-Laws of the NASD regarding underwriting securities of an affiliate. Under the provisions of Schedule E, when a NASD member such as Bear Stearns distributes warrants of an affiliate, the price of the warrants can be no higher than that recommended by a "qualified independent underwriter," as such term is defined in Schedule E, meeting certain standards. In accordance with such requirements, Commonwealth Associates has agreed to serve as a "qualified independent underwriter" and has conducted due diligence and will recommend a price for the Warrants in compliance with the requirements of Schedule E.

                            VALIDITY OF THE WARRANTS

    The validity of the Warrants will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York, a limited liability partnership including professional corporations, and for the Underwriters by Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, New York, New York.

                                                                      APPENDIX A

                               INDEX OF KEY TERMS

                                                                                  PAGE ON WHICH
                                                                                 TERM IS DEFINED
                                                                                 ---------------
ADRs..........................................................................          S-4
ADR Termination Event.........................................................         S-20
Alternative Funding Date......................................................         S-31
Alternative Settlement Amount.................................................         S-30
AMEX..........................................................................        cover
Applicable Business Day.......................................................         S-29
Automatic Funding Date........................................................         S-27
Bear Stearns..................................................................          S-8
Business Day..................................................................          S-2
Cancellation Date.............................................................         S-30
Cash Component................................................................         S-20
Cash Settlement Value.........................................................        cover
CEDEL.........................................................................         S-34
Citibank......................................................................         S-34
Code..........................................................................         S-51
Commission....................................................................         S-14
Company.......................................................................        cover
Consolidation Event...........................................................         S-20
Conversion Option.............................................................         S-12
Conversion Option Period......................................................         S-33
Cooperative...................................................................         S-35
Delisting Date................................................................         S-36
Depositaries..................................................................         S-34
Determination Agent...........................................................         S-15
DTC...........................................................................         S-12
Early Extended Expiration Date................................................         S-28
Euroclear.....................................................................         S-35
Euroclear Operator............................................................         S-35
Exchange Act..................................................................         S-15
Exercise Date.................................................................         S-23
Exercise Limitation Event.....................................................         S-31
Exercise Notice...............................................................         S-23
Expiration Date...............................................................         S-23
Extended Expiration Date......................................................          S-7
Extension Event...............................................................          S-7
Extraordinary Event...........................................................         S-29
Foreign Issuer................................................................         S-13
Funding Date..................................................................         S-26
Interest Commencement Date....................................................         S-21
Intrinsic Value...............................................................         S-30
LIBOR.........................................................................         S-21
LIBOR Determination Date......................................................         S-21
Limit Option..................................................................         S-26
Limit Option Reference Index..................................................          S-6
Liquidity Event...............................................................         S-20

                                                                                  PAGE ON WHICH
                                                                                 TERM IS DEFINED
                                                                                 ---------------
London Business Day...........................................................         S-22
Market Price..................................................................         S-16
Measurement Date..............................................................         S-29
Morgan........................................................................         S-34
Multiplier....................................................................          S-3
NASD..........................................................................         S-32
NASDAQ........................................................................          S-7
Non-U.S. Holder...............................................................         S-52
NYSE..........................................................................          S-7
Original Portfolio Value......................................................          S-5
Participant...................................................................         S-12
Portfolio.....................................................................        cover
Portfolio Security............................................................          S-3
Remaining Warrants............................................................         S-25
Representative Amount.........................................................         S-21
Reuters-Swap..................................................................         S-21
Schedule E....................................................................         S-54
Settlement Date...............................................................         S-26
Specified Maturity............................................................         S-21
Spot Portfolio Value..........................................................         S-16
SRO...........................................................................         S-11
Telerate Page 3750............................................................         S-21
Terms and Conditions..........................................................         S-35
Underlying Shares.............................................................         S-13
Underwriting Agreement........................................................         S-53
Valuation Date................................................................         S-25
Warrant.......................................................................        cover
Warrant Agent.................................................................         S-15
Warrant Agent's Office........................................................         S-15
Warrant Agent's Window........................................................         S-23
Warrant Agreement.............................................................         S-15
Warrant Certificate...........................................................         S-32
Warrantholder.................................................................          S-9

PROSPECTUS
                                 $3,650,742,350
                        THE BEAR STEARNS COMPANIES INC.
                          DEBT SECURITIES AND WARRANTS

    The Company may issue and sell from time to time, in one or more series with an aggregate initial public offering price of up to $3,650,742,350 (or the equivalent in foreign denominated currency or units based on or relating to such currencies), debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness, and warrants ("Warrants") to purchase Debt Securities or to buy and sell government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or other indices or references. The Debt Securities and Warrants are herein collectively referred to as the "Securities." The Debt Securities and Warrants may be offered independently or together for sale directly to purchasers or through dealers, underwriters or agents. The Company will offer the Securities to the public on terms determined by market conditions. The Securities may be sold for, and principal of and interest on Debt Securities and the cash settlement value of the Warrants may be payable in, United States dollars, foreign denominated currency or currency units, in each case, as the Company specifically designates.

    The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), currency or currency units in which payments will be made (if other than United States dollars), listing (if any) on a securities exchange and any other specific terms of the Debt Securities, the purchase price, exercise price, exercise period, detachability and any other specific terms of any Warrants and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. Such underwriters (and any representative thereof), dealers or agents may include Bear, Stearns & Co. Inc., a wholly owned subsidiary of the Company.

    There are no restrictions in the Indenture (as defined in the Prospectus) on the ability of the Company or its subsidiaries to incur additional unsecured indebtedness or on the ability of the Company to incur additional secured indebtedness except that the Indenture restricts the Company from incurring any indebtedness for borrowed money that is secured by a pledge of the Voting Stock of any Restricted Subsidiary (each as defined in the Prospectus) without effectively providing that the Notes and other indebtedness of the Company under the Indenture will be secured equally and ratably with such secured indebtedness.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Securities may be offered through dealers, through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. The net proceeds to the Company will be, in the case of a dealer, the sales price to such dealer, in the case of an underwriter, the public offering price less the applicable underwriting discount or commission, and, in the case of an agent, the public offering price less the applicable agency commission, in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

    This Prospectus and the accompanying Prospectus Supplement may be used by Bear, Stearns & Co. Inc. in connection with offers and sales of Debt Securities and Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Bear, Stearns & Co. Inc. may act as a principal or agent in such transactions.

                            ------------------------
                            BEAR, STEARNS & CO. INC.

                               DECEMBER 18, 1995

    IN CONNECTION WITH THE OFFERING OF CERTAIN SECURITIES HEREUNDER, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THOSE SECURITIES, OR OTHER SECURITIES OF THE COMPANY, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              -------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders incorporated by reference therein) for the fiscal year ended June 30, 1995 (the "1995 Form 10-K"), (ii) the Quarterly Report on Form 10-Q for the quarter ended September 29, 1995 and (iii) the Current Report on Form 8-K, dated October 16, 1995. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                              -------------------

                                  THE COMPANY

    The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory and securities research.

    The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong and Shanghai; through international subsidiaries in Buenos Aires, Hong Kong, London, Paris, Sao Paulo and Tokyo; and through joint ventures with other firms in Karachi, Madrid and Paris. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company.

    Bear Stearns and BSSC are broker-dealers registered with the Securities and Exchange Commission (the "SEC"). They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

    The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include additions to working capital, the repayment of short-term indebtedness and investments in, or extensions of credit to, subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges was 1.3 for the first quarter ended September 29, 1995 and 1.2, 1.6, 1.8, 1.6 and 1.2 for the fiscal years ended June 30, 1995, 1994, 1993, 1992 and 1991, respectively. These ratios were calculated by dividing the sum of fixed charges into the sum of earnings before taxes and fixed charges. Fixed charges for these purposes consist of all interest expense and certain other immaterial expenses.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general terms and provisions will not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to those Debt Securities.

    The Debt Securities will be issued under an Indenture, dated as of May 31, 1991 (the "Indenture"), between the Company and Chemical Bank (formerly Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms.

    The Indenture does not limit the principal amount of Debt Securities that may be issued thereunder, and provides that Debt Securities may be issued thereunder in one or more series up to the aggregate principal amount that may be authorized from time to time by the Company. The Company from time to time may, without the consent of the Holders of outstanding Debt Securities, provide for the issuance of other debt securities under the Indenture in addition to the Debt Securities authorized on the date of this Prospectus. The Indenture provides the Company with the ability, in addition to the ability to issue Debt Securities with terms different than those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series. Debt Securities in an aggregate principal amount of up to $3,650,742,350 may be offered pursuant to this Prospectus. As of the date of this Prospectus, $7,800,884,825 aggregate principal amount of Debt Securities have been issued under the Indenture and are outstanding.

    Reference is hereby made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the terms of those Debt Securities, including, where applicable (1) the title of the Debt Securities and the series of which those Debt Securities are a part; (2) the aggregate principal amount of, or any limit on the aggregate principal amount of, those Debt Securities; (3) the date or dates on which those Debt Securities will mature; (4) the rate or rates per annum (which may be fixed or variable) at which those Debt Securities will bear interest, if any; (5) the date or dates on which such interest, if any, will be payable and the record date or dates relating thereto; (6) the provisions, if any, for redemption of those Debt Securities and the redemption price thereof; (7) the sinking fund requirements, if any, with respect to those Debt Securities; (8) whether those Debt Securities provide for payment in United States dollars, a foreign currency or a composite currency; (9) any index, formula, basket, individual security, currency or commodity used to determine the amount of payments of principal (and premium, if any) or interest, if any, on those Debt Securities; (10) the form (registered or bearer or both) in which those Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the Debt Securities in either form; (11) whether those Debt Securities will be issued in book-entry form (a "Global Security") or in certificated form; (12) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") relating to specified taxes, assessments or other governmental charges in respect of those Debt Securities and whether the Company has the option to redeem those Debt Securities rather than pay such Additional Amounts, and the terms of any such redemption; (13) if the amount of payments of principal of (and premium, if any) or interest, if any, on, and Additional Amounts in respect of those Debt Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the Debt Securities are stated to be payable, the manner in which those amounts will be determined; (14) the provisions, if any, for the defeasance of those Debt Securities; and (15) any other terms of those Debt Securities not inconsistent with the provisions of the Indenture.

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities will be issued only in registered form without coupons ("Registered Securities") in denominations of $1,000 and integral multiples thereof, and in bearer form with or without coupons ("Bearer Securities") in the denomination of $5,000. If Bearer Securities of a series are issued, the federal income tax consequences and other special considerations applicable to those Bearer Securities will be described in the Prospectus Supplement relating to that series.

    Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or other governmental charge that may be imposed in connection therewith. Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities of any series will be described in the Prospectus Supplement relating thereto.

    If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities of any series is to be determined with reference to any type of index, formula or other method, the federal income tax consequences (if material), specific terms of and other information with respect to those Debt Securities and that index, formula or other method will be described in the Prospectus Supplement relating to that series.

    If the principal of (and premium, if any) or any interest on Debt Securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to those Debt Securities and such currency will be described in the Prospectus Supplement relating to that series.

    One or more series of Debt Securities may be sold at a substantial discount below its or their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rate. One or more series of Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

    The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Company extends credit to its subsidiaries from time to time. Extensions of credit to subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries. In addition, since the Company is a holding company, the right of the Company and hence the right of creditors of the Company (including the Holders of the Debt Securities) to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization, or otherwise, is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Furthermore, dividends, loans and advances to the Company from certain of its subsidiaries, including Bear Stearns and BSSC, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and by covenants governing certain indebtedness of those subsidiaries.

    Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the Trustee in the City and State of New York or (in the case of Bearer Securities) at the office of the Trustee located outside the United States maintained for such purpose; provided, however, that payment of interest other than interest payable at maturity (or on the date of redemption, if any, if the Debt Securities are redeemable by the Company prior to maturity, or on the date of repayment, if the Debt Securities are repayable at the option of the Holder thereof prior to maturity) on Registered Securities may be made at the option of the Company by check mailed to the address of the person entitled thereto or, at the option of a Holder of at least $10,000,000 in principal amount of Registered Securities, by wire transfer to an account designated by such Holder in writing at least 16 days prior to the date on which such payment is due. Unless otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States or will otherwise be made inside the United States.

NOTICES

    Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable Security Register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of the successor.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary will credit on its book-entry system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of the Debt Securities, or if the Debt Securities are offered and sold directly by the Company or through agents, by the Company or those agents. Ownership of beneficial interest in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of a Global Security, the Depositary or nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by Global Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture.

    Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on the individual Debt Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of them may act or refrain from acting without liability on any information provided by the Depositary. The Company expects that the Depositary, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a Global Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.

    If interest is paid on a bearer Global Security, or if no interest has been paid but the bearer Global Security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable U.S. Treasury regulations) has ended, the Depositary must provide the Company with a certificate to the effect that the owners of the beneficial interests in the Global Security are non-U.S. persons or U.S. persons that are permitted to hold bearer securities under applicable U.S. Treasury regulations. In general, U.S. persons that are permitted to hold bearer securities are U.S. persons who acquire the securities through the foreign branch of certain U.S. financial institutions and certain U.S. financial institutions that hold the securities for resale to non-U.S. persons or who hold the securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the Depositary by the owners of the beneficial interests.

    If the Depositary is at any time unwilling or unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 calendar days, then the Company will issue Debt Securities in certificated form in exchange for all outstanding Global Securities. In addition, the Company (but not a Holder) may at any time determine not to have Debt Securities represented by a Global Security and, in that event, will issue Debt Securities in definitive form in exchange for all Global Securities. In any such instance, an owner of a beneficial interest in the Global Securities to be exchanged will be entitled to delivery in definitive form of Debt Securities equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of that series are issuable as Registered Securities, (b) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities of that series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of that series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants" below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

LIMITATION ON LIENS

    The Indenture provides that the Company may not, and may not permit any Restricted Subsidiary to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of Voting Stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the Debt Securities, will be secured equally and ratably with such secured indebtedness. The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any other subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

MERGER AND CONSOLIDATION

    The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, organized and existing under the laws of the United States of America or any state thereof, provided that (a) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or that shall have received such assets shall expressly assume payment of the principal of, and premium, if any, and interest on, (and any Additional Amounts payable in respect of) the Debt Securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (b) the Company or such successor corporation shall not immediately thereafter be in default under the Indenture.

    Unless otherwise provided in the applicable Prospectus Supplement, the Indenture does not restrict (i) a consolidation, merger, sale of assets or other similar transaction that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change in control of the Company or (iii) a highly leveraged transaction involving the Company, whether or not involving a change in control, and the Indenture therefore will not protect holders of the Debt Securities from the substantial impact that any of the foregoing transactions may have on the value of the Debt Securities.

MODIFICATION AND WAIVER

    Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the Stated Maturity or the date of any installment of principal of, or interest on, any Debt Security or change the Redemption Price or the Optional Redemption Price thereof; (b) reduce the principal amount of, or the rate of interest on, or the amount of any Additional Amount payable in respect of, any Debt Security or reduce the amount of principal that could be declared due and payable prior to the Stated Maturity of that Debt Security, or change the obligation of the Company to pay any Additional Amounts (except as contemplated or permitted under the Indenture), or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity of that Debt Security pursuant to the Indenture; (c) change the place or currency of any payment of principal, premium, if any, or interest on any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of outstanding Debt Securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture.

EVENTS OF DEFAULT

    Under the Indenture, the following will be Events of Default with respect to any series of Debt Securities: (a) default in the payment of interest on, or any Additional Amounts payable in respect of, any Debt Securities of that series when due, which default has continued for 30 days; (b) default in the payment of the principal of, and premium, if any, on, any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture or in the Debt Securities of that series, which default has continued for 60 days after written notice as provided in the Indenture; (e) default for 10 days after notice as provided in the Indenture, in respect of any other indebtedness for borrowed money of the Company or any Restricted Subsidiary in excess of $10,000,000 that has been declared due and payable prior to maturity; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default with respect to Debt Securities of that series. Within 90 days after the occurrence of any default, the Trustee shall notify all holders of Debt Securities of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on, or any additional amounts with respect to, any Debt Security or in the payment of any sinking fund installment with respect to any Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of the Debt Securities; and provided further, that in the case of any default of the character specified in clause (d) above, no such notice shall be given until at least 30 days after the occurrence thereof. The Trustee or the Holders of 25% in principal amount (or any lesser amount that may be provided for in the Debt Securities of that series) of the outstanding Debt Securities of that series may declare the principal amount of all outstanding Debt Securities of that series due and payable immediately if an Event of Default with respect to the Debt Securities of that series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to the Debt Securities of any series, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due solely as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all outstanding Debt Securities of that series, except in a case of failure to pay the principal of, and premium, if any, or interest on, or any Additional Amounts payable in respect of, any Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of that series.

    The Holders of a majority in principal amount of the outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series, provided that this direction shall not be in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those Holders, the Trustee shall be entitled to receive from those Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Indenture.

DEFEASANCE

    If so established by the Company under the terms of the Indenture with respect to Debt Securities of any series that are Registered Securities denominated and payable only in United States dollars (except as otherwise provided under the Indenture), the Company, at its option, (a) will be discharged from any and all obligations in respect of the Debt Securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of Debt Securities of that series, replace stolen, lost or mutilated Debt Securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied or (b) will not be subject to provisions of the Indenture described above under "Limitation on Liens" and "Merger and Consolidation" with respect to the Debt Securities of that series, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the Debt Securities of that series on the dates such payments are due in accordance with the terms of those Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the Holders of the Debt Securities of the series being defeased to recognize income, gain or loss for United States Federal income tax purposes and (ii) if the Debt Securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting. Defeasance provisions, if any, with respect to any series of Debt Securities may be specified by the Company under the terms of the Indenture.

                            DESCRIPTION OF WARRANTS

    The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general terms and provisions will not apply to the Warrants so offered will be described in the Prospectus Supplement relating to those Warrants.

    The Company may issue Warrants for the purchase of Debt Securities, Warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government Debt Securities"), Warrants to buy or sell currencies, currency units or units of a currency index or currency basket, Warrants to buy or sell units of a stock index or stock basket and Warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of Debt Securities and may be attached to or separate from those Debt Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth herein and in any applicable Prospectus Supplement. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or a trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to that series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates"), if any, of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those Warrant Certificates or beneficial owners of those Warrants. The following summaries of certain provisions of the forms of Warrant Agreements and Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreements and the Warrant Certificates, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

    Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of those Warrants, including, where applicable: (1) whether the Warrant is for Debt Securities, Government Debt Securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as therein described; (2) the offering price; (3) the currency, currency unit, currency index or currency basket based on or relating to currencies for which those Warrants may be purchased; (4) the date on which the right to exercise those Warrants will commence and the date (the "Expiration Date") on which that right will expire;
(5) whether those Warrants are to be issuable in registered form ("Registered Warrants") or bearer form ("Bearer Warrants"); (6) whether those Warrants are extendable and the period or periods of such extendibility; (7) the terms upon which Bearer Warrants, if any, of any series may be exchanged for Registered Warrants of that series; (8) whether those Warrants will be issued in book-entry form (a "Global Warrant Certificate") or in certificated Form; (9) United States federal income tax consequences applicable to those Warrants; and (10) any other terms of those Warrants not inconsistent with the applicable Warrant Agreement.

    If the offered Warrants are to purchase Debt Securities, the Prospectus Supplement will also describe (1) the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the Debt Securities purchasable upon exercise of those Warrants; (2) the designation and terms of the Debt Securities with which those Warrants are issued and the number of those Warrants issued with each such Debt Security; (3) the date or dates on and after which those Warrants and the related Debt Securities will be separately transferable; and (4) the principal amount of Debt Securities purchasable upon exercise of one offered Warrant and the price at which and currency, currency unit or currency basket in which such principal amount of Debt Securities may be purchased upon such exercise. Prior to exercising their Warrants, holders of those Warrants will not have any of the rights of Holders of the Debt Securities of the series purchasable upon such exercise, including the right to receive payments of principal of, or premium, if any, or interest, if any, on, those Debt Securities, or to enforce any of the covenants in the Indenture.

    If the offered Warrants are to buy or sell Government Debt Securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each Warrant, whether those Warrants provide for cash settlement or delivery of the Government Debt Securities or currency, currency unit, currency index or currency basket upon exercise.

    If the offered Warrants are Warrants on a stock index or a stock basket, those Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in such stock index or stock basket, and the Prospectus Supplement will describe the terms of those Warrants, the stock index or stock basket covered by those Warrants and the market to which the stock index or stock basket relates.

    If the offered Warrants are Warrants on a commodity or commodity index, those Warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe the terms of those Warrants, the commodity or commodity index covered by those Warrants and the market, if any, to which the commodity or commodity index relates.

    Registered Warrants of any series will be exchangeable for Registered Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates, to the extent exchangeable, may be presented for exchange, and Registered Warrants may be presented for transfer, at the corporate trust office of the Warrant Agent for that series of Warrants (or any other office indicated in the Prospectus Supplement relating to that series of Warrants). Warrants to buy or sell Government Debt Securities or a currency, currency unit, currency index or currency basket, and

Warrants on stock indices or stock baskets or on commodities or commodity indices, may be issued in the form of a single Global Warrant Certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by the Company, for interests in a Global Warrant Certificate, as set forth in the applicable Prospectus Supplement. Bearer Warrants will be transferable by delivery. The Prospectus Supplement will describe the terms of exchange applicable to any Bearer Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the Holder to purchase such principal amount of the Debt Securities or buy or sell such amount of Government Debt Securities or of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price, or receive a settlement value in respect of such amount of Government Debt Securities or of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the Prospectus Supplement relating to that series of Warrants or as otherwise set forth in the Prospectus Supplement. Warrants may be exercised at the corporate trust office of the Warrant Agent (or any other office indicated in the Prospectus Supplement relating to those Warrants) at any time up to 5:00 p.m. New York time on the date set forth in the Prospectus Supplement relating to those Warrants or as may be otherwise set forth in the Prospectus Supplement. After such time on that date (or such later date to which such date may be extended by the Company), unexercised Warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities, or (except in the case in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise. Only Registered Securities will be issued and delivered upon exercise of Registered Warrants. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and any payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or buy or sell such Government Debt Securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the Warrants. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants. Special provisions relating to the exercise of any Bearer Warrants or automatic exercise of Warrants will be described in the related Prospectus Supplement.

        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS

    In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security or during the restricted period (as defined in applicable U.S. Treasury regulations) of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

    Each Bearer Security, including Bearer Global Securities that will not be exchanged for definitive individual Securities prior to the stated maturity, will bear on the face of the Security and on any interest coupons that may be detachable therefrom a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Securities will not be allowed to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of those Bearer Securities. The legend described above will also be evidenced on any book-entry system maintained with respect to the Bearer Securities.

    As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security. Following the availability of a definitive Global Security in bearer form, or individual Bearer Securities, and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership" unless such a certificate has already been provided by the Depositary because interest has been paid on the Global Security or because a reasonable period of time after the end of the restricted period has passed.

    Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to those Bearer Warrants.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of three ways: (i) to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns); (ii) through broker-dealers (including Bear Stearns) designated by the Company to act on its behalf as agents; or (iii) directly to one or more purchasers. Each Prospectus Supplement will set forth the manner and terms of the offering of the Securities covered thereby, including (i) whether that offering is being made to underwriters or through agents; (ii) any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation, and
(iii) the purchase price or initial public offering price of the Securities and the anticipated proceeds to the Company from the sale of the Securities.

    When Securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent but the underwriters will be obligated to purchase all of the Securities if any are purchased. The Securities will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions, either at fixed public offering price or at varying prices determined at the time of sale. The initial public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time.

    To the extent that any Securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to the public offering price thereof, the proceeds from the offering of those Securities will be reduced. Bear Stearns intends to resell any of those Securities from time to time following termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

    Unless otherwise indicated in the applicable Prospectus Supplement, when Securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the Securities for the Company's account and will receive commissions from the Company as set forth in the applicable Prospectus Supplement.

    Securities purchased in accordance with a redemption or repayment pursuant to their terms may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed by them.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

    Underwriters and agents participating in any distribution of Securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection therewith may be deemed to be underwriting compensation for the purposes of the Securities Act. Those underwriters and agents may be entitled, under their agreements with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for the Company or its affiliates in the ordinary course of business.

    Following the initial distribution of any series of Securities, Bear Stearns may offer and sell previously issued Securities of that series from time to time in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. This Prospectus and the Prospectus Supplement applicable to those Securities will be used by Bear Stearns in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

    Each distribution of Securities will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the NASD.

                              ERISA CONSIDERATIONS

    Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are hereinafter collectively referred to as "Plans."

    Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (e.g., investment manager, trustee or custodian), any person providing services (e.g., a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

    The Company, Bear Stearns and/or BSSC each is considered a "party in interest" or "disqualified person" with respect to many Plans, including IRAs established with any of them. The purchase and/or holding of Securities by a Plan with respect to which the Company, Bear Stearns and/or BSSC is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. An IRA that engages in a non-exempt prohibited transaction could forfeit its tax-exempt status under Section 408 of the Code.

    Applicable exemptions may include the exemption for services under Section 408(b)(2) of ERISA and certain prohibited transaction class exemptions (e.g., Prohibited Transaction Class Exemption 84-14 relating to qualified professional asset managers and Prohibited Transaction Class Exemptions 75-1 and 86-128 relating to securities transactions involving employee benefit plans and broker-dealers).

    In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of Securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. No IRA established with, or for which services are provided by, the Company, Bear Stearns, and/or BSSC should acquire any Securities and other Plans established with, or for which services are provided by, the Company, Bear Stearns and/or BSSC should consult with counsel prior to making any such acquisition.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1995 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

    The validity of the Debt Securities and the Warrants will be passed upon for the Company by Weil, Gotshal & Manges (a partnership including professional corporations), New York, New York.

--------------------------------------------------------------------------------

   NO PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS SUPPLEMENT        1,100,000 WARRANTS
AND THE PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON         THE BEAR STEARNS
AS HAVING BEEN AUTHORIZED BY THE COMPANY         COMPANIES INC.
OR THE UNDERWRITER. NEITHER THE DELIVERY
OF THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE      VANTAGE POINT PORTFOLIO
ANY IMPLICATION THAT THERE HAS BEEN NO           CALL WARRANTS
CHANGE IN THE AFFAIRS OF THE COMPANY        EXPIRING AUGUST 20, 1997
SINCE THE DATES AS OF WHICH INFORMATION
IS GIVEN IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS. THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT
CONSTITUTE AN OFFER OR SOLICITATION BY
ANYONE IN ANY JURISDICTION IN WHICH SUCH
OFFER OR SOLICITATION IS NOT AUTHORIZED
OR IN WHICH THE PERSON MAKING SUCH OFFER
OR SOLICITATION IS NOT QUALIFIED TO DO
SO OR TO ANY PERSON TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.

          --------------

        TABLE OF CONTENTS

                                  PAGE
                                  ----
      PROSPECTUS SUPPLEMENT

Summary.......................... S-3
Use of Proceeds and Hedging...... S-9
Risk Factors..................... S-9
Description of the Warrants...... S-15       ----------------------
The Portfolio.................... S-37       PROSPECTUS SUPPLEMENT
Certain United States Federal                ----------------------
Income Tax  Considerations....... S-51
Underwriting..................... S-53
Validity of the Warrants......... S-54
Appendix A: Index of Key Terms... A-1
                                            BEAR STEARNS & CO. INC.
             PROSPECTUS

Available Information............ 2
Incorporation of Certain
Documents by Reference........... 3
The Company...................... 4
Use of Proceeds.................. 4
Ratio of Earnings to Fixed
Charges.......................... 4
Description of Debt Securities... 5
Description of Warrants.......... 11
Limitations on Issuance of Bearer
Securities and Bearer Warrants... 14
Plan of Distribution............. 14
ERISA Considerations............. 16              FEBRUARY 20, 1996
Experts.......................... 16
Validity of the Securities....... 16

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



















Delivery of this brochure without an attached Prospectus Supplement and Prospectus which provides a description of the issuer and the Warrants, including details on the risks associated with an investment in the Warrants, is not authorized.

                           Bear, Stearns & Co. Inc.